                                                                     EXHIBIT 2



                            STOCK PURCHASE AGREEMENT

                                     between

                               CSR AMERICA, INC.,

                                    as Seller

                                       and

                        MARTIN MARIETTA MATERIALS, INC.,

                                    as Buyer

                            Dated as of May 28, 1997


RECITALS..........................................................................................................1
BACKGROUND STATEMENT..............................................................................................1
STATEMENT OF AGREEMENT............................................................................................2

   ARTICLE 1.  CERTAIN DEFINITIONS................................................................................2
      1.1.  Definitions...........................................................................................2

   ARTICLE 2.  PURCHASE AND SALE.................................................................................20
      2.1.  Sale of Shares; Other Agreements.....................................................................20
      2.2.  Purchase Price.......................................................................................20
                    (a)  Amount..................................................................................20
                    (b)  Payment of Purchase Price...............................................................21
                    (c)  Reduction of Purchase Price.............................................................21
      2.3.  Working Capital Adjustment...........................................................................22
                    (a)  Estimated Working Capital Statement.....................................................22
                    (b)  Estimated Working Capital Adjustment....................................................23
                    (c)  Preparation of Closing Date Working Capital Statement...................................23
                    (d)  Review of Closing Date Working Capital Statement........................................24
                    (e)  Reconciliation and Payment of Working Capital Amount....................................25
      2.4.  Marketable Product Inventory.........................................................................27
      2.5.  Non-Compete Agreement................................................................................29
      2.6.  Supply Agreements....................................................................................29

   ARTICLE 3.  CONDUCT AND REORGANIZATION OF BUSINESS PRIOR TO CLOSING...........................................30
      3.1.  Michigan Stock Transfer..............................................................................30
      3.2.  Loaned Equipment.....................................................................................30
      3.3.  Intellectual Property Transfer.......................................................................30
      3.4.  Access and Information...............................................................................32
      3.5.  [INTENTIONALLY OMITTED]..............................................................................34
      3.6.  [INTENTIONALLY OMITTED]..............................................................................34
      3.7.  [INTENTIONALLY OMITTED]..............................................................................34
      3.8.  Public Announcement..................................................................................34
      3.9.  Seller-Assumed Liabilities...........................................................................34
                    (a)  Restructuring...........................................................................34
                    (b)  Land Reclamation........................................................................35
                    (c)  Income Taxes and Other Payments.........................................................35
                    (d)  Pension and Other Benefits..............................................................36
                    (e)  Liabilities for Intercompany Employees..................................................36
                    (f)  Discontinued Operations.................................................................37
                    (g)  Seller-Assumed Environmental Matters....................................................37
                    (h)  Violations of Law.......................................................................37
                    (i)  Other...................................................................................37
      3.10.  Company-Retained Liabilities........................................................................38
                    (a)  Normal Course Liabilities...............................................................38
                    (b)  Land Reclamation........................................................................38
                    (c)  Contracts...............................................................................38
                    (d)  Certain Environmental Liabilities.......................................................39
                    (e)  Other Liabilities.......................................................................39
                    (f)  Income Taxes............................................................................39

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

   ARTICLE 4.  OTHER AGREEMENTS..................................................................................39
      4.1.  [INTENTIONALLY OMITTED]..............................................................................39
      4.2.  Service Level Agreement..............................................................................39
      4.3.  Audited Financial Statements.........................................................................40
      4.4.  [INTENTIONALLY OMITTED]..............................................................................40
      4.5.  [INTENTIONALLY OMITTED...............................................................................40
      4.6.  Employee Plans.......................................................................................40
                    (a) CSR America, Inc. Retirement Income Plan.................................................40
                    (b) American Aggregates Corporation Non-Contributory Pension Plan and American
                            Aggregates Corporation Hourly Pension Plan...........................................47
                    (c) CSR America, Inc. 401(k) Retirement Savings Plan and CSR America, Inc.
                            Profit-Sharing Retirement Plan.......................................................48
                    (d) Multiemployer Retirement Plans...........................................................50
                    (e) Welfare Benefit Plans....................................................................51
                    (f) Limitation...............................................................................53
                    (g) Other....................................................................................53
                    (h) Cooperation..............................................................................54
      4.7.  Employees............................................................................................54
                    (a) Non-Solicitation.........................................................................54
                    (b) Project Rocket...........................................................................54
      4.8.  Antitrust Litigation.................................................................................55
      4.9.  Harding Street.......................................................................................55
      4.10.  Landfills...........................................................................................56
      4.11.  Recycling...........................................................................................57
      4.12.  Tax Allocation......................................................................................57
      4.13.  Storage at Marble Cliff.............................................................................58
      4.14.  Maintenance of Minimum Net Worth....................................................................58

   ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF SELLER..........................................................59
      5.1.  The Company Capital Stock............................................................................59
      5.2.  Organization and Standing............................................................................61
                    (a)  Seller..................................................................................61
                    (b)  The Company.............................................................................61
                    (c)  D&H.....................................................................................61
      5.3.  No Violation.........................................................................................61
      5.4.  Enforceability.......................................................................................62
      5.5.  Insurance; Bonds.....................................................................................62
      5.6.  Liabilities, Liens and Encumbrances..................................................................63
      5.7.  Absence of Certain Changes...........................................................................64
      5.8.  Financial Matters....................................................................................64
                    (a)  Financial Statements....................................................................64
                    (b)  Sales of Products.......................................................................65
      5.9.  Properties...........................................................................................65
                    (a)  Owned Properties........................................................................65
                    (b)  Leased Properties.......................................................................66
                    (c)  Contract and Option Properties..........................................................67
                    (d)  Title...................................................................................67
                    (e)  Condition...............................................................................69
                    (f)  Reserves................................................................................70
      5.10.  Contracts...........................................................................................70
                    (a)  Customer Orders.........................................................................70


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

                    (b)  Other Contracts.........................................................................70
      5.11.  No Litigation.......................................................................................72
      5.12.  Operations Conducted Lawfully.......................................................................72
      5.13.  Environmental Protection............................................................................73
                    (a)  Definitions.............................................................................73
                    (b)  Disclosures of Environmental Permits, Etc...............................................74
                    (c)  Special Environmental Representations and Warranties....................................75
      5.14.  Intellectual Properties.............................................................................77
      5.15.  Zoning............................................................................................. 78
      5.16.  Taxes...............................................................................................79
      5.17.  Citations and Litigation............................................................................80
      5.18.  No Consents.........................................................................................80
      5.19.  Labor Relations.....................................................................................80
      5.20.  Employee Plans......................................................................................81
                    (a)  Schedule of Plans.......................................................................81
                    (b)  Qualification...........................................................................82
                    (c)  Prohibited Transactions; Reportable Events..............................................84
                    (d)  Funding.................................................................................85
                    (e)  Compliance..............................................................................86
                    (f)  Extended Representations for Title IV of ERISA..........................................86
                    (g)  Accuracy of Information.................................................................87
      5.21.  Prior Conduct of Business...........................................................................87
      5.22.  Assets Related to...................................................................................89
      5.23.  Ownership of Assets.................................................................................89
      5.24.  Title to Shares.....................................................................................89
      5.25.  Additional Information..............................................................................89

   ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF BUYER...........................................................89
      6.1.  Organization and Standing of Buyer...................................................................90
      6.2.  No Violation.........................................................................................90
      6.3.  Enforceability.......................................................................................90
      6.4.  No Litigation........................................................................................91

   ARTICLE 7.  [INTENTIONALLY OMITTED]...........................................................................91

   ARTICLE 8.  THE CLOSING.......................................................................................91
      8.1.  Closing............................................................................................. 91
      8.2.  Deliveries at Closing................................................................................91
                    (a)  Deliveries by Seller....................................................................91
                            (i)  Corporate Proceedings...........................................................91
                            (ii)  Consents and Estoppel Certificates.............................................92
                            (iii)  Ancillary Agreements..........................................................92
                            (iv)  Title Insurance................................................................92
                    (b)  Deliveries by Buyer.....................................................................92
                            (i)  Payment of Purchase Price.......................................................92
                            (ii)  Corporate Proceedings..........................................................93
                            (iii)  Ancillary Agreements..........................................................93

   ARTICLE 9.  [INTENTIONALLY OMITTED]...........................................................................93


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

   ARTICLE 10.  INDEMNIFICATION..................................................................................93
      10.1.  Indemnification by Seller...........................................................................93
      10.2.  Indemnification by Buyer............................................................................97
      10.3.  Procedure...........................................................................................98
                    (a)  Notice..................................................................................98
                    (b)  Action on Claims........................................................................99
                    (i)  Acknowledgment of Obligation of Indemnity...............................................99
                    (ii)  Acknowledged Claims....................................................................99
                    (iii)  Unacknowledged Third Party Claims....................................................100
                    (c)  Satisfaction of Non-Third Party Claims.................................................101
                    (i)  Nonremedial Claims.....................................................................101
                    (ii)  Remedial Claims.......................................................................102
                    (d)  Actions Required to Minimize Damages and Penalties.....................................103
      10.4.  Nature and Survival of Representations and Warranties and Certain Liabilities......................104
      10.5.  [INTENTIONALLY OMITTED]............................................................................105
      10.6.  Remediation........................................................................................105
      10.7.  Failure to Notify, etc.............................................................................110
      10.8.  Fees ..............................................................................................110

   ARTICLE 11.  TAX MATTERS.....................................................................................111
      11.1.  Certain Tax Returns................................................................................111
      11.2.  Carrybacks.........................................................................................112
      11.3.  Tax Refunds........................................................................................112
      11.4.  Characterization of Indemnification Payments.......................................................112
      11.5.  Tax Effect.........................................................................................113
      11.6.  Control of Proceedings in Tax Related Matters......................................................114
      11.7.  Transfer Taxes.....................................................................................115
      11.8.  Consistency with Other Articles....................................................................116

   ARTICLE 12.  GENERAL PROVISIONS..............................................................................116
      12.1.  Expenses...........................................................................................116
      12.2.  Brokerage..........................................................................................116
      12.3.  Notices............................................................................................117
      12.4.  Further Assurances.................................................................................118
      12.5.  Consent to Jurisdiction............................................................................118
      12.6.  Waiver of Jury Trial...............................................................................119
      12.7.  Assignment; Successors In Interest.................................................................119
                    (a)  Assignment.............................................................................119
                    (b)  Binding Nature.........................................................................119
      12.8.  Construction.......................................................................................120
      12.9.  Counterparts.......................................................................................120
      12.10.  Definition of Knowledge...........................................................................120
      12.11.  Definition of Company.............................................................................120
      12.12.  Severability......................................................................................121
      12.13.  Obligations of the Company........................................................................121
      12.14.  Entire Agreement..................................................................................121
      12.15.  Amendment; Waiver.................................................................................122
      12.16.  Headings..........................................................................................122

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                                    EXHIBITS

Exhibit A                                   Form of Non-Compete Agreement
Exhibit B-1                                 Form of Indianapolis Hydro
                                              Conduit Agreement
Exhibit B-2                                 Form of Delaware Hydro Conduit
                                              Agreement
Exhibit C                                   Form of Camak Agreement
Exhibit D                                   Service Level Agreement
Exhibit E                                   Management Services Agreement
Exhibit F                                   Capital Budget



                                    SCHEDULES

Schedule 1.1(a)                             Working Capital
Schedule 1.1(b)                             Construction Landfills
Schedule 2.2(b)                             Other Purchase Price Items
Schedule 2.3(c)                             Agreed-Upon Procedures
Schedule 3.9(i)                             Other Seller-Assumed
                                              Liabilities
Schedule 3.10(c)                            Company-Retained Contract
                                              Liabilities
Schedule 3.10(d)                            Environmental Liabilities
Schedule 4.6(a)(1)                          Company CSR NHCE RIP
                                              Participants
Schedule 4.6(a)(2)                          Employee Plan Assumptions
Schedule 4.6(a)(3)                          Company CSR HCE RIP
                                              Participants
Schedule 4.6(b)                             Hourly Pension Plan
                                              Participants
Schedule 4.6(e)(1)                          CSR Flex Participants
Schedule 4.6(e)(2)                          Retiree Benefits Plan
                                              Participants
Schedule 4.7(b)                             Project Rocket Employees
Schedule 5.3                                Violations
Schedule 5.5(a)                             Insurance
Schedule 5.5(b)                             Current Insurance
Schedule 5.6                                Liabilities, Liens and
                                              Encumbrances
Schedule 5.7                                Certain Changes
Schedule 5.8(b)                             Sales of Products
Schedule 5.9(a)                             Owned Real Property
Schedule 5.9(b)                             Leases
Schedule 5.9(c)                             Contract and Option Properties
Schedule 5.9(d)(ii)                         Use of Leased Real Property
Schedule 5.9(d)(iii)                        Title to Personal Property
Schedule 5.9(d)(iv)                         Encroachments
Schedule 5.9(f)                             Reserves Estimates
Schedule 5.10(a)                            Customer Orders
Schedule 5.10(b)(1)                         Other Contracts
Schedule 5.10(b)(2)                         Defaults
Schedule 5.11                               Litigation


                                       A

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Schedule 5.12                               Operations
Schedule 5.13                               Environmental
Schedule 5.15                               Zoning Exceptions
Schedule 5.16                               Tax Carryovers and Extensions
Schedule 5.17                               Citations
Schedule 5.18                               Consents
Schedule 5.19                               Labor Relations
Schedule 5.20(a)(1)                         Company Employee Plans
Schedule 5.20(a)(2)                         Multiemployer Plans
Schedule 5.20(a)(3)                         Unpaid Compensation and Fringe
                                              Benefit Liabilities
Schedule 5.20(a)(4)                         Certain Welfare Plans
Schedule 5.20(b)                            Employee Pension Benefit Plans
Schedule 5.20(c)(1)                         Prohibited Transactions
Schedule 5.20(c)(2)                         Reportable Events
Schedule 5.20(c)(3)                         Certain Liabilities, Liens and
                                              Encumbrances
Schedule 5.20(d)(1)                         Defined Benefit Pension Plans
Schedule 5.20(d)(2)                         Certain Employer Liabilities
Schedule 5.20(d)(3)                         Projected Benefit Obligations
Schedule 5.20(e)                            Plan Claims
Schedule 5.20(g)                            Employee Plan Information
Schedule 5.22                               Project Rocket
Schedule 5.23                               Certain Assets
Schedule 5.25                               Additional Information
Schedule 8.2(a)(iv)                         Affidavit
Schedule 12.15                              Waiver of Certain Rights of
                                              Action


                                       B

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 28th day of May, 1997, between CSR AMERICA, INC., a Georgia corporation ("Seller"), and MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation ("Buyer").


                                    RECITALS

         Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of American Aggregates Corporation, a Delaware corporation (the "Company"), and certain intellectual property described herein, for the consideration and on the terms set forth in this Agreement. In addition, Buyer and Seller desire to enter into certain agreements in connection with the sale and purchase of the Shares. The term "Company" is further defined in paragraph 12.11 hereof.


                              BACKGROUND STATEMENT

         The Company is a wholly owned Subsidiary of Seller and operates an aggregates business (the "Business") directly and through its two wholly owned Subsidiaries, American Aggregates of Michigan, Inc., a Michigan corporation ("Michigan"), and Dredging & Hauling, Inc., a Delaware corporation ("D&H"). Prior to the purchase of the Shares, it is intended that the Company would be reorganized so that, at or prior to Closing, the Company will, among other things, (i) distribute all of the capital stock of Michigan to Seller (see paragraph 3.1 below) and (ii) reacquire possession of any equipment loaned either to Michigan or to another Affiliate of Seller so that the Company will own or lease all of the assets used in or owned by the Acquired Business (see paragraph 3.2 below). As a result of this reorganization, Buyer intends to acquire, through the purchase of the Shares, the business and operations of the Company as so reorganized.

                             STATEMENT OF AGREEMENT

         The parties hereto, in consideration of the mutual promises set forth below, the mutuality and sufficiency of which are hereby acknowledged, hereby agree as follows:


                                   ARTICLE 1.

                               CERTAIN DEFINITIONS

1.1.  Definitions

         "Acquired Assets" shall mean all assets used in or owned by the Acquired Business.

         "Acquired Business" shall mean the business and operations of the Company after taking into account the Michigan Stock Transfer, the transfer of equipment as contemplated by paragraph 3.2 and the transfer of Intellectual Property under paragraph 3.3 (without regard to whether Intellectual Property is transferred to the Company or Buyer in accordance with paragraph 3.3).

         "Adjustment Workpapers" shall mean the workpapers of Seller's independent accountants in connection with the Closing Date Working Capital Statement.

         "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the 1934 Act.

         "Aggregate Basket Amount" shall mean, at any given time, the sum of (i) $3,000,000 plus (ii) the Antitrust Litigation Amount received up to such time.

         "Antitrust Litigation" shall mean the pending antitrust action, Vulcan Materials Company, et al. vs. ICI Explosives USA, Inc. et al.

         "Antitrust Litigation Amount" shall mean the amount, if any, of proceeds actually received by the Company subsequent to the Closing from the Antitrust Litigation, net of all Taxes, costs, fees and other amounts expended or accrued by or on behalf of the Company in connection with such action or in connection with the receipt, accrual or collection of any such proceeds.

         "Audited Financial Statements" shall mean the audited financial statements of the Acquired Business, prepared in accordance with GAAP.

         "Baseline Amount" shall mean that amount equal to the average Working Capital of the Company as of the end of each month in the twelve month period ending on the applicable Estimation Date (as defined below) as adjusted and calculated in a manner consistent with Schedule 1.1(a) attached hereto.

         "Basket Construction Landfills" shall mean those Landfills identified as Basket Construction Landfills on Schedule 1.1(b) attached hereto.

         "Basket Environmental Matters" shall mean all Environmental Matters to the extent occurring on, in or under (including, without limitation, Environmental Matters with respect to groundwater) the Owned Real Property or the Leased

Real Property on which the Company is actively conducting operations as of the date hereof. "Basket Environmental Matters" shall not, however, include any Environmental Matter that is either a Company-Retained Liability or a Seller-Assumed Liability pursuant to this Agreement or the Schedules hereto.

         "Basket Liabilities" shall mean, collectively, (i) Category 1 Liabilities, (ii) Category 2 Liabilities and (iii) Category 3 Liabilities.

         "Business" shall have the meaning ascribed thereto in the Background Statement of this Agreement.

         "Business Day" shall mean any day which is not a Saturday, Sunday, or other day on which banks in the State of North Carolina are authorized or required to close.

         "Buyer Contract Claims" shall have the meaning ascribed thereto in paragraph 10.2(a)(ii) of this Agreement.

         "Camak Agreement" shall have the meaning ascribed thereto in paragraph
2.6 of this Agreement.

         "Category 1 Liabilities" shall mean all liabilities of the Company of any nature whatsoever arising out of, relating to or in connection with any period prior to Closing or any condition or state of facts existing at or prior to Closing, whether known or unknown, arising out of, relating to or in connection with Taxes (other than those Taxes included within Seller-Assumed Liabilities pursuant to paragraph 3.9(c) hereof); provided, however, that Category 1 Liabilities shall not include (A) Seller-Assumed Liabilities and (B) Company-Retained Liabilities.

         "Category 2 Liabilities" shall mean all liabilities of the Company of any nature whatsoever arising out of, relating to or in connection with any period prior to Closing or any condition or state of facts existing at or prior to Closing, whether known or unknown, other than (i) Seller-Assumed Liabilities,
(ii) Company-Retained Liabilities, (iii) Category 1 Liabilities and (iv) Category 3 Liabilities. Without limiting the generality of the foregoing, Category 2 Liabilities shall include all liabilities of the Company of any nature whatsoever (except those excluded by clauses (i) and (ii) of the immediately preceding sentence) arising out of, relating to or in connection with any period prior to Closing or any condition or state of facts existing at or prior to Closing, whether known or unknown, arising out of, relating to or in connection with Basket Environmental Matters.

         "Category 3 Liabilities" shall mean all liabilities of the Company of any nature whatsoever (whether sounding in tort, contract, warranty or any other type of claim, and whether or not relating to personal injury) arising out of, relating to or in connection with any period prior to Closing or any condition or state of facts existing at or prior to Closing, whether known or unknown, arising out of, relating to or in connection with any product produced or sold by the Company, including, without limitation, claims arising out of, relating to or in connection with the defective or unsafe nature of any of its products and/or the quality or performance of any of its products; provided, however, that Category 3 Liabilities shall not include

(A) Seller-Assumed Liabilities and (B) Company-Retained Liabilities.

         "Claim" shall have the meaning ascribed thereto in paragraph 10.3(a) of this Agreement.

         "Closing" shall have the meaning ascribed thereto in paragraph 8.1 of this Agreement.

         "Closing Date" shall have the meaning ascribed thereto in paragraph 8.1 of this Agreement.

         "Closing Date Shares Purchase Price" shall have the meaning ascribed thereto in paragraph 2.2(a) of this Agreement.

         "Closing Date Working Capital Statement" shall have the meaning ascribed thereto in paragraph 2.3(c) of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Company Employee Plan" shall mean any Employee Plan that the Company maintains or contributes to or is required to contribute to or otherwise participates in or has within the preceding six years maintained, contributed to or been required to contribute to or otherwise participated in.

         "Company-Retained Liabilities" shall have the meaning ascribed thereto in paragraph 3.10 of this Agreement. Certain other matters are also specifically identified as "Company-Retained Liabilities" elsewhere in this Agreement and the Schedules hereto.

         "Company's Controlled Group" means a controlled group that includes the Company as determined under section 4001(a)(14) of ERISA or a single employer that includes the Company as determined under the rules of section 414(b), (c), (m) or (o) of the Code (but not limited to the purposes of said sections).

         "Contracts" shall mean all contracts, understandings, commitments or agreements, whether oral or written, including Customer Orders, pertaining to the Acquired Business.

         "Controlled Group Employee Plan" shall mean any Employee Plan that the Company's Controlled Group (or any member thereof, including the Company) maintains or contributes to or is required to contribute to or otherwise participates in.

         "Customer Orders" shall have the meaning ascribed thereto in paragraph 5.10(a) of this Agreement.

         "D&H Shares" shall have the meaning ascribed thereto in paragraph 5.1(d) of this Agreement.

         "Delaware Hydro Conduit Agreement" shall have the meaning ascribed thereto in paragraph 2.6 of this Agreement.

         "Discontinued Operations" shall mean any business, operations, assets or properties of the Company or its predecessors and their respective Affiliates or any portion of any such business, operations, assets or properties that are not part of the business, operations, assets or properties of the Company on the Closing Date.

         "EEOC" shall have the meaning ascribed thereto in paragraph 5.19 of this Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Effective Time" shall have the meaning ascribed thereto in paragraph
8.1 of this Agreement

         "Employee Plan" shall mean any group health or medical, dental, vision, drug, life insurance, death benefit, accident, disability, sick, vacation, cafeteria, flex, 125, scholarship, educational assistance, dependent care, legal assistance, supplemental unemployment insurance, training, apprenticeship, employee loan, relocation, fringe benefit, VEBA, pension, retirement, deferred compensation, profit-sharing, 401(k), bonus, incentive, stock option, stock purchase, stock appreciation, stock bonus or grant, insurance, welfare, severance, change of control, parachute, compensation or any other employee benefit plan, program, policy, contract or arrangement, whether formal or informal, oral or written, qualified or unqualified or funded or unfunded, including, but not limited to, any "employee benefit plan" as such term is defined in ERISA.

         "Environmental Laws" shall have the meaning ascribed thereto in paragraph 5.13(a) of this Agreement.

         "Environmental Matters" shall mean any and all environmental conditions or circumstances, existing at any time on or prior to the date hereof, whether or not at any time lawful. "Environmental Matters" shall be construed in its most comprehensive sense, specifically including conditions and circumstances covered by or arising under all Environmental Laws, whether or not such matters are included within the matters set forth in the representations and warranties contained in paragraph 5.13 of this Agreement or have otherwise been disclosed to Buyer on or prior to the date hereof.

         "Estimation Date" shall mean (A) for purposes of the Estimated Working Capital Statement, the last day of the month immediately preceding the month in which the Closing occurs or, if the Closing occurs prior to the tenth business day of the month, the last day of the month prior to such immediately preceding month, and (B) for purposes of the Closing Date Working Capital Statement, the last day of the month immediately preceding the month in which the Closing occurs.

         "Estimated Working Capital Statement" shall have the meaning ascribed thereto in paragraph 2.3(a) of this Agreement.

         "Final Shares Purchase Price" shall have the meaning ascribed thereto in paragraph 2.3(e).

         "Final Working Capital Statement" shall have the meaning ascribed thereto in paragraph 2.3(d) of this Agreement.

         "Financial Statements" shall have the meaning ascribed thereto in paragraph 5.8(a) of this Agreement.

         "Financial Statement Adjustments" shall mean such adjustments to the consolidated financial statements of the Company as are required to (i) present such financial statements in accordance with GAAP applied on a basis consistent with prior periods and (ii) reflect the elimination of the Michigan operations of the Company.

         "GAAP" shall mean generally accepted United States accounting principles, as in effect from time to time.

         "Governmental Authority" shall mean any:

         (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

         (b) federal, state, local, municipal, foreign, or other government;

         (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

         (d) multi-national organization or body; or

         (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Harding Street" shall have the meaning ascribed thereto in paragraph 4.9(a) of this Agreement.

         "Harding Street Purchase Price" shall have the meaning ascribed thereto in paragraph 4.9(a) of this Agreement.

         "Hazardous Materials" shall have the meaning ascribed thereto in paragraph 5.13(b) of this Agreement.

         "Income Taxes" shall mean all Taxes based upon income, including, but not limited to, income Taxes, franchise Taxes based upon income and any Taxes paid in lieu of (or because they are greater than) or in the nature of any of the foregoing, including, without limitation, the Ohio corporation franchise Tax (an excise tax computed both on a net income tax basis and a net worth basis and paid on the basis yielding the higher Tax) and the Indiana adjusted gross income, supplemental net income and gross income Taxes.

         "Indemnitee" shall have the meaning ascribed thereto in paragraph 10.3(a) of this Agreement.

         "Indemnitor" shall have the meaning ascribed thereto in paragraph 10.3(a) of this Agreement.

         "Indianapolis Hydro Conduit Agreement" shall have the meaning ascribed thereto in paragraph 2.6 of this Agreement.

         "Initial Shares Purchase Price" shall mean $222,000,000.

         "Intellectual Property" shall mean all patents, trade secrets, software and other intellectual property of Seller, the Company and their Affiliates used in or pertaining to the Acquired Business.

         "Intellectual Property Purchase Price" shall have the meaning ascribed thereto in paragraph 2.2(a) of this Agreement.

         "Landfills" shall mean, whether known or unknown, all (i) waste dumps,
(ii) disposal, treatment and storage sites and (iii) any other real property at which any solid or hazardous waste has been placed, abandoned, disposed of, treated or stored.

         "Leased Real Property" shall mean all real property, and the structures, improvements, buildings and facilities located thereon, used or available for use in the Acquired Business that the Company leases or subleases or in which the Company has any other non-fee interest.

         "Leases" shall mean all leases, subleases, licenses or other agreements to which the Company is a party which govern the use or occupancy of any Leased Real Property.

         "Losses" shall have the meaning ascribed thereto in paragraph 10.1 of this Agreement.

         "MSHA" shall mean the Mine Safety and Health Administration of the United States Department of Labor.

         "Management Services Agreement" shall have the meaning ascribed thereto in paragraph 4.9(d) of this Agreement.

         "Marketable Product Inventory" shall have the meaning ascribed thereto in paragraph 2.4 of this Agreement.

         "Michigan" shall have the meaning ascribed thereto in the Background Statement of this Agreement.

         "Michigan Stock Transfer" shall have the meaning ascribed thereto in paragraph 3.1 of this Agreement.

         "Multiemployer Plan" means a multiemployer plan as defined in section 4001(a)(3) of ERISA.

         "1934 Act" shall have the meaning ascribed thereto in paragraph 4.3 of this Agreement.

         "1933 Act" shall have the meaning ascribed thereto in paragraph 4.3 of this Agreement.

         "NLRB" shall have the meaning ascribed thereto in paragraph 5.19 of this Agreement.

         "Nondisputable Loss Amounts" shall have the meaning ascribed thereto in paragraph 10.6(b) of this Agreement.

         "Non-Compete Agreement" shall have the meaning ascribed thereto in paragraph 2.5 of this Agreement.

         "Non-Compete Agreement Purchase Price" shall have the meaning ascribed thereto in paragraph 2.2(a) of this Agreement.

         "OSHA" shall mean the Occupational Safety and Health Administration of the United States Department of Labor.

         "Other Intellectual Property" shall have the meaning ascribed thereto in paragraph 3.3(b) of this Agreement.

         "Owned Real Property" shall mean all real property, except for Leased Real Property, and the structures, improvements, buildings and facilities located thereon used or available for use in the Acquired Business, including, without limitation, all real property and the structures, improvements, buildings and facilities located thereon listed on Schedule 5.9(a) to this Agreement.

         "PBGC" shall have the meaning ascribed thereto in paragraph 5.20(b) of this Agreement.

         "PCBs" shall have the meaning ascribed thereto in paragraph 5.13(c) of this Agreement.

         "Permitted Exceptions" shall mean (i) taxes not then delinquent; (ii) workmen's, repairmen's or other similar liens imposed by law but not yet asserted arising or incurred in the ordinary course of business with respect to obligations which are not overdue; (iii) laws, ordinances and governmental regulations regulating the use or occupancy of the Owned Real Property and Leased Real Property or the character, dimensions or locations of the improvements thereon, provided that none of the same are or would be violated by the continued or contemplated use of any portion of the Owned Real Property or Leased Real Property for the purposes for which it has been customarily used by the Company or for the purposes contemplated by the Company; (iv) exceptions discovered by an inspection or survey or other imperfections of title that do not make title unmarketable and are not so substantial as to impair the value of or interfere with the continued or contemplated use of any portion of the Owned Real Property or Leased Real Property or Acquired Assets for the purposes for which they have been used by the Company or for the purposes contemplated by the Company; and
(v) the matters set forth on Schedules 5.6 and 5.9(d) hereof.

         "Person" shall mean any individual, company, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

         "Prime Rate" shall have the meaning ascribed thereto in paragraph 2.3(e)(iii) of this Agreement.

         "Purchase Price" shall have the meaning ascribed thereto in paragraph 2.2(a) of this Agreement.

         "RCRA" shall have the meaning ascribed thereto in paragraph 5.13(a) of this Agreement.

         "Remedial Standard" shall have the meaning ascribed thereto in paragraph 10.3(c) of this Agreement.

         "SWDA" shall have the meaning ascribed thereto in paragraph 5.13(a) of this Agreement.

         "Seller-Assumed Construction Landfills" shall mean those Landfills identified as Seller-Assumed Construction Landfills on Schedule 1.1(b) attached hereto.

         "Seller-Assumed Environmental Matters" shall mean all Environmental Matters other than Basket Environmental Matters, and shall expressly include (i) all Environmental Matters relating to Seller-Assumed Landfills and (ii) all Environmental Matters relating to Seller-Assumed Construction Landfills.

         "Seller-Assumed Landfills" shall mean all Landfills other than Basket Construction Landfills and Seller-Assumed Construction Landfills.

         "Seller-Assumed Liabilities" shall have the meaning ascribed thereto in paragraph 3.9 of this Agreement. Certain other matters are also specifically identified as "Seller-Assumed Liabilities" elsewhere in this Agreement and the Schedules hereto.

         "Seller Contract Claims" shall have the meaning ascribed thereto in paragraph 10.1(a)(iii) of this Agreement.

         "Seller Reserves" shall have the meaning ascribed thereto in paragraph 5.9(f) of this Agreement.

         "Service Level Agreement" shall have the meaning ascribed thereto in paragraph 4.6(e)(iii) of this Agreement.

         "Shares" shall have the meaning ascribed thereto in the Recitals to this Agreement.

         "Subsidiary" shall mean, with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         "Superfund" shall have the meaning ascribed thereto in paragraph 5.13(a) of this Agreement.

         "Supply Agreements" shall have the meaning ascribed thereto in paragraph 2.6 of this Agreement.

         "Supply Agreements Purchase Price" shall have the meaning ascribed thereto in paragraph 2.2(a) of this Agreement.

         "Tax" shall mean (i) any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes imposed under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, imposed by any U.S. federal, state, local or foreign taxing authority and (ii) any liability of any Person for the payment of any amount of the type described in clause (i) above as a result of the Person being a member of an affiliated, consolidated or combined group with, or a successor to or transferee of, any other Person at any time prior to the Closing Date.

         "Tax Return" shall mean any return, declaration, report, claim for refund, information return, statement, or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereto.

         "Third Party Claim" shall have the meaning ascribed thereto in paragraph 10.3(b) of this Agreement.

         "Third Party Indemnity Costs" shall have the meaning ascribed thereto in paragraph 10.1(d) of this Agreement.

         "Third Party Losses" shall mean any and all claims, causes of action, suits, proceedings, demands, assessments, judgments, losses, damages, costs, expenses (including, without limitation, attorneys' fees and accountants' fees) and liabilities whatsoever arising out of, related to, resulting from or based upon a Third Party Claim to the extent such amounts would constitute Losses under subparagraphs 10.1(a)(i) through 10.1(a)(iii) had they been incurred directly by Buyer or the Company.

         "Third Party Purchaser" shall have the meaning ascribed thereto in paragraph 10.1(d) of this Agreement.

         "True-Up Date" shall have the meaning ascribed thereto in paragraph 2.3(c) of this Agreement.

         "Unaffiliated Firm" shall mean Coopers & Lybrand, LLP or such other nationally-recognized independent public accounting firm other than the independent accountants of Buyer, Seller or their Affiliates as may be mutually selected by Buyer and Seller.

         "Violation of Law Liabilities" shall mean all liabilities and obligations of the Company (whether imposed, assessed or awarded as a result of a statutory or common law claim or otherwise) for fines, penalties and damages in respect of or arising out of facts or circumstances that would constitute violations by the Company of statute, rule, regulation or ordinance, whenever imposed, assessed or awarded (and amounts paid in settlement thereof) arising out of, relating to or in connection with any period prior to Closing or any condition or state of facts existing at or prior to Closing (or, to the extent set forth in the following sentence, which persists thereafter from the Closing
Date), whether known or unknown. Any such fine, penalty or damage or amount paid in settlement thereof ("Assessment Amount") that arises out of, relates to or is in connection with a matter (an "Underlying Matter") where the period in respect of which such fine or penalty has been imposed, assessed or awarded or settlement made (the "Assessment Period") extends beyond the Closing Date shall be a Violation of Law Liability to the following extent: (i) if the Assessment Period only includes the period prior to the six month anniversary of the Closing Date, the entire amount of such Assessment Amount shall be a Violation of Law Liability, (ii) if the Assessment Period includes any period following the six month anniversary of the Closing Date and Buyer shall not have contributed to such Underlying Matter, the entire Assessment Amount shall be a Violation of Law Liability and (iii) if the Assessment Period includes any period following the six month anniversary of the Closing Date and Buyer shall have contributed to such Underlying Matter, the portion of such Assessment Amount that shall be a Violation of Law Liability shall bear the same ratio to the total Assessment Amount as the Assessment Period prior to the Closing Date bears to the entire Assessment Period (both before and after the Closing Date), unless a more accurate allocation can be made (such as, for example, an allocation based on sales where the Assessment Amount is based on sales), in which case such more accurate allocation shall be utilized.

         "Working Capital" shall mean, with respect to the Acquired Business, the difference between (a) current assets and (b) current liabilities, as adjusted and calculated in a manner consistent with Schedule 1.1(a) attached hereto.



                                   ARTICLE 2.

                                PURCHASE AND SALE

         2.1. Sale of Shares; Other Agreements. Buyer agrees to buy, and Seller agrees to sell and transfer, subject to and pursuant to the covenants, conditions, representations and warranties contained in this Agreement, the Shares and certain intellectual property described herein. In addition, Buyer and Seller agree to enter into the Non-Compete Agreement (as defined below) and the Supply Agreements (as defined below) in connection with the sale and purchase of the Shares.

         2.2. Purchase Price.

              (a) Amount. The purchase price for (i) the Shares shall be an amount equal to $219,331,000 (the "Closing Date Shares Purchase Price", which has been based on the Estimated Working Capital Statement referred to in paragraph 2.3(a) and includes the Harding Street Purchase Price referred to in paragraph 4.9(a) below), (ii) the transfer under paragraph 3.3 of Intellectual Property owned by Seller shall be an amount equal to $11,500,000 (the "Intellectual Property Purchase Price"), (iii) the Non-Compete Agreement shall be an amount equal to $0 (the "Non-Compete Agreement Purchase Price") and (iv) the Supply Agreements shall be an amount equal to $1,000,000 (the "Supply Agreements Purchase Price" and, together with the Closing Date Shares Purchase Price, the Intellectual Property Purchase Price and the Non-Compete Agreement Purchase Price, the "Purchase Price").

              (b) Payment of Purchase Price. At the Closing, Buyer shall pay to Seller in immediately available funds an amount equal to the Purchase Price less the sum of (A) the Harding Street Purchase Price,
         (B) the total of the items shown on Schedule 2.2(b) hereto and (C) the amount set forth in paragraph 2.2(c)(i) below. The amount payable at the Closing shall be based on the Closing Date Shares Purchase Price, which shall be subject to further adjustment after the Closing Date as set forth in paragraph 2.3(e) below. The Harding Street Purchase Price shall be payable as set forth in paragraph 4.9(a) below.

              (c) Reduction of Purchase Price. (i) The Purchase Price shall be reduced by $1,950,000 in consideration of the mutual covenants provided for in paragraph 4.6 below.

              (ii) If, as provided in subparagraph 4.6(a)(ii) below, the assets transferred to the Hourly Transferee Plan are less than the benefit liabilities of Company NHCE CSR RIP Participants determined on the basis of projected benefit obligations based on the assumptions set forth on Schedule 4.6(a)(2), the Purchase Price shall be reduced by an amount equal to the amount of said benefit liabilities minus the amount of the assets transferred, all determined as of Closing. The amount of such Purchase Price reduction, plus interest thereon at the Prime Rate from the Closing Date, shall be paid by Seller to Buyer in cash no later than 120 days after the Closing.

              (iii) If, as provided in subparagraph 4.6(a)(iv) below, the assets transferred to the Designated Transferee Plan as of January 1, 1998 are less than the benefit liabilities of Company HCE CSR RIP Participants determined as of Closing on the basis of projected benefit obligations based on the assumptions set forth on Schedule 4.6(a)(2), plus interest at the rate of eight percent (8%) per annum, the Purchase Price shall be reduced by an amount equal to the amount of said benefit liabilities, plus interest at the rate of eight percent (8%) per annum, minus the amount of the assets transferred, as of January 1, 1998. The amount of such Purchase Price reduction, plus interest at the Prime Rate from January 1, 1998, shall be paid by Seller to Buyer in cash no later than 120 days after January 1, 1998.

              (iv) Subparagraph 4.6(c)(i) below provides for a reduction in the Purchase Price by the amount reasonably estimated by Seller to be five-twelfths (5/12) of the profit-sharing contribution that would have been made under the Salaried 401(k) Plan for plan year 1997. The amount of such Purchase Price reduction shall be paid by Seller to Buyer in cash no later than January 1, 1998.

         2.3. Working Capital Adjustment.

              (a) Estimated Working Capital Statement. Seller has delivered to Buyer a statement (the "Estimated Working Capital Statement") that sets forth (i) the components and calculation of Working Capital, as derived from the consolidated balance sheet of the Company as of the Estimation Date and (ii) the components and calculation of the Baseline Amount.

              (b) Estimated Working Capital Adjustment. For the avoidance of doubt, Buyer and Seller acknowledge that the Closing Date Shares Purchase Price has been determined from the Estimated Working Capital Statement by adjusting the

         Initial Shares Purchase Price dollar for dollar by the amount by which Working Capital as of the applicable Estimation Date as set forth on the Estimated Working Capital Statement differed from the Baseline Amount as set forth on the Estimated Working Capital Statement.

              (c) Preparation of Closing Date Working Capital Statement. As soon as reasonably practicable, but not later than 15 calendar days after the 90th calendar day following the Closing Date (the "True-Up Date"), the Company shall deliver to Buyer and Seller a statement (the "Closing Date Working Capital Statement") prepared on a basis consistent with the Estimated Working Capital Statement (except that it shall reflect the adjustments referred to in paragraph 2.4 or otherwise provided in Schedule 1.1(a)) from the unaudited balance sheet of the Company as of the Closing Date (in the case of the Working Capital components and calculation as of the Closing Date) and the unaudited (but audited where available) balance sheets of the Company as of the end of each month in the twelve month period ended on the applicable Estimation Date (in the case of the Baseline Amount components and calculation); provided, however, that notwithstanding the foregoing, the Company shall take into account events occurring or not occurring subsequent to the Closing Date and on or prior to the True-Up Date in determining items and amounts to be reflected in the Working Capital as of the Closing Date. (By way of example, which is not intended to be exclusive, if subsequent to the Closing Date and prior to the True-Up Date the Company were to pay a liability of $50,000 in respect of a payable accrued at $70,000 as of the Closing Date, the Working Capital as of the Closing Date would be adjusted to reflect a payable of $50,000.) The Closing Date Working Capital Statement will be subject to certain agreed-upon procedures (as set forth on Schedule 2.3(c)) and be accompanied by an agreed-upon procedures report (based upon the procedures set forth on Schedule 2.3(c)) of Seller's independent accountants.

              (d) Review of Closing Date Working Capital Statement. Within
         30 calendar days after receipt of the Closing Date Working Capital Statement and the giving of access to all Adjustment Workpapers (which the party or parties engaging the independent accountants shall cause to be delivered to Buyer and Seller promptly after delivery of the Closing Date Working Capital Statement), Seller shall either inform Buyer in writing that the Closing Date Working Capital Statement is acceptable or object in writing to the Closing Date Working Capital Statement setting forth a specific description of its objections. If Seller so objects and the parties do not resolve such objections on a mutually agreeable basis within 15 calendar days after Buyer's receipt thereof, the disagreement shall be resolved within an additional 15 calendar day period by an Unaffiliated Firm. The decision of the Unaffiliated Firm shall be final and binding upon the parties. Upon the agreement of the parties or the decision of such Unaffiliated Firm as to all matters objected to, or if Seller fails to deliver an objection to Buyer within the 30 calendar day period provided above in the first sentence of this paragraph 2.3(d), the Closing Date Working Capital Statement shall be deemed to be the Final Working Capital Statement (the "Final Working Capital Statement") and the reconciliation of the working capital adjustment pursuant to paragraph 2.3(e) shall be based on the Final Working Capital Statement. Each party shall bear the fees, costs and expenses of its own accountants and shall share equally the fees, costs and expenses of such Unaffiliated Firm.

              (e) Reconciliation and Payment of Working Capital Amount.

                  (i) Upon the determination of the Final Working Capital
              Statement, the Closing Date Shares Purchase Price shall be adjusted based on the Final Working Capital Statement (the Closing Date Shares Purchase Price as so adjusted, the "Final Shares Purchase Price").

                  (ii) If the Company's Working Capital as of the Closing Date
              set forth on the Final Working Capital Statement exceeds the Baseline Amount set forth on the Final Working Capital Statement, then the Final Shares Purchase Price shall be the Initial Shares Purchase Price increased dollar for dollar by the amount of such excess, and if the Company's Working Capital as of the

              Closing Date set forth on the Final Working Capital Statement is less than the Baseline Amount set forth on the Final Working Capital Statement, the Final Shares Purchase Price shall be the Initial Shares Purchase Price decreased dollar for dollar by the amount of the shortfall.

                  (iii) If the Final Shares Purchase Price determined pursuant to paragraphs 2.3(e)(i) and (ii) exceeds the Closing Date Shares Purchase Price, Buyer shall pay to Seller the amount of such excess, and if the Final Shares Purchase Price determined pursuant to paragraphs 2.3(e)(i) and (ii) is less than the Closing Date Shares Purchase Price, Seller shall pay to Buyer the amount of such shortfall. All amounts payable pursuant to this paragraph 2.3(e)(iii) shall be paid with interest thereon at the Prime Rate, with such interest to accrue from the Closing Date through the date of payment. All amounts payable shall be paid in immediately available funds no later than five business days after determination of the Final Working Capital Statement. Interest payable under the provisions of this paragraph shall be computed on the basis of a 365-day year and the actual days elapsed. For the purposes of this paragraph, the "Prime Rate" shall mean the rate of interest published in the Wall Street Journal on the Closing Date (or, if the Closing Date is on a date on which the Wall Street Journal is not published, on the next following date thereafter on which the Wall Street
              Journal is published) as the base rate for corporate loans.

          2.4. Marketable Product Inventory. For purposes of determining Working Capital as of the Closing Date, except as expressly set forth on Schedule 1.1(a), the number of tons of aggregates in the Company's inventory shall include only inventory that is (i) merchantable and (ii) salable in the ordinary course of business during the one-year period following the Closing (the "Marketable Product Inventory"). For purposes of this Agreement the word "merchantable" shall have the meaning ascribed to such word (i), in the case of inventory located in the State of Ohio, in Ohio Revised Code Sec. 1302.27 or
(ii), in the case of inventory located in the State of Indiana, in Indiana Code Sec. 26-1-2-314. Buyer and Seller agree that the number of tons of a particular size or type of aggregate salable during the one-year period following the Closing shall be equal to the arithmetic average of the annual number of tons of such particular size or type of aggregate sold and shipped during the three years ended March 31, 1997, determined on a product-by-product and location-by-location basis. If Seller disagrees with respect to the quality or quantity of the inventory that is included in Marketable Product Inventory in the Company's Closing Date Working Capital Statement, Seller shall object in writing to Buyer setting forth a specific description of the items in objection. If the parties do not resolve such objections on a mutually agreeable basis within 15 calendar days after Buyer's receipt of notice, Buyer and Seller shall submit such specific items in dispute together with all supporting documentation to an engineering firm mutually selected by Buyer and Seller for resolution. The fees and expenses of the engineering firm so selected shall be borne equally by Buyer and Seller. The engineering firm so selected shall consider the respective positions of Buyer and Seller and render its determination with respect to each specific item of Marketable Product Inventory under dispute. Such determination shall be conclusive and binding upon Buyer and Seller for purposes of determining the Marketable Product Inventory.

         The number of tons of Marketable Product Inventory reflected in the Working Capital as of the Closing Date shall be based on a physical inventory conducted in the ordinary course of business prior to March 31, 1997, or if Buyer so requests, at Buyer's expense, as close to the Closing Date as practicable, and shall be adjusted to reflect production and shipments between the physical inventory date and the Closing Date. The adjusted number of tons of inventory shall be "rolled forward" by the Company from the applicable production and shipping records and shall be reflected in the Working Capital as of the Closing Date, but only to the extent that such inventory constitutes Marketable Product Inventory.

         2.5. Non-Compete Agreement. Seller agrees that on the Closing Date it shall enter into the Non-Competition and Confidentiality Agreement with Buyer in the form attached as Exhibit A hereto (the "Non-Compete Agreement"). Seller acknowledges that Buyer would not consummate the acquisition and transaction contemplated by this Agreement without the assurance that Seller will not engage in the activities prohibited by the Non-Compete Agreement as and for the period set forth therein; and in order to induce Buyer to consummate the acquisitions and other transactions contemplated by this Agreement, Seller agrees to restrict its actions as provided in the Non-Compete Agreement. Seller acknowledges that such restrictions are reasonable in light of the Acquired Business and the benefits of the acquisition and other transactions contemplated by this Agreement to Seller.

          2.6. Supply Agreements. Buyer and Seller will, and each will cause its Subsidiaries to, take all actions and do all things necessary, proper and advisable to execute the supply agreements on the Closing Date in the forms attached hereto as Exhibit B-1 (the "Indianapolis Hydro Conduit Agreement"), Exhibit B-2 (the "Delaware Hydro Conduit Agreement"), and Exhibit C (the "Camak Agreement" and, together with the Indianapolis Hydro Conduit Agreement and the Delaware Hydro Conduit Agreement, the "Supply Agreements"). Buyer and Seller agree that of the Supply Agreements Purchase Price, $0 shall be allocated to the Indianapolis Hydro Conduit Agreement, $0 shall be allocated to the Delaware Hydro Conduit Agreement, and $1,000,000 shall be allocated to the Camak Agreement.

                                   ARTICLE 3.

             CONDUCT AND REORGANIZATION OF BUSINESS PRIOR TO CLOSING

          3.1. Michigan Stock Transfer. Prior to the Closing Date, Seller will cause the Company to transfer to Seller, by dividend or otherwise (the "Michigan Stock Transfer"), all of the capital stock of Michigan.

          3.2. Loaned Equipment. Any equipment loaned from the Company and its Subsidiaries other than Michigan either to Michigan or to another Affiliate of Seller shall be returned to the Company prior to the Closing Date. Seller shall return the dredge that had been located at Harding Street to a site specified by Buyer prior to, on or after the Closing Date.

          3.3. Intellectual Property Transfer. (a) At the Closing, Seller will take such steps as may be necessary so as to ensure that the Company will have sufficient rights in and to all Intellectual Property whether or not owned or licensed by the Company (other than the Other Intellectual Property (as defined in paragraph 3.3(b) below)), on a basis that is royalty-free as to payments to Seller, sufficient to operate the Acquired Business as currently operated.

         (b) Seller shall use its best efforts to transfer or license to the Company, Buyer or a direct or indirect Subsidiary of Buyer (as Buyer may determine) all Intellectual Property related to remineralization and microbial technologies, including, without limitation, the Eco-Min technology (the "Other Intellectual Property"). Buyer and Seller agree that any such license shall be a transferable, royalty-free (as to payments to

Seller) license of all of Seller's, the Company's and their Affiliates' right, title and interest in and to such Intellectual Property; provided, that Buyer and Seller agree that Seller shall have no responsibility or obligation to cause an amendment to the terms of the Other Intellectual Property to effect such transfer and that, in any event, Seller shall not be liable to Buyer if Buyer declines to accept transfer of the Other Intellectual Property based solely on the fact that the terms of the Other Intellectual Property would have to be altered to effect such transfer.

         (c) Notwithstanding that certain Assignment and Variation of Exclusive License Agreement among Creative Land Management International Pty. Ltd., Seller, Buyer and the Company, as among Seller, Buyer and the Company the provisions of this Agreement shall govern the terms of any assignment of Intellectual Property (including Other Intellectual Property) contemplated thereunder, and Sections 4, 5, 6 and 7 of such Assignment and Variation of Exclusive License Agreement, as among Seller, Buyer and the Company, shall have no force and effect.

          3.4. Access and Information. (a) On the Closing Date or as soon as practicable thereafter, Seller shall deliver or cause to be delivered to Buyer all original agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, "Records"), if any, in the possession of Seller relating to the Company, other than those related to Discontinued Operations, to the extent not then in the possession of the

Company and its Subsidiaries, subject to the following exceptions:

                  (i) Buyer recognizes that certain Records may contain incidental information relating to the Company and its Subsidiaries or may relate primarily to Subsidiaries or divisions of Seller other than the Company and its Subsidiaries, and that Seller may retain such Records and shall provide copies of the relevant portions thereof to Buyer; and

                  (ii) Seller may retain all Records prepared in connection with the sale of the Shares, including bids received from other parties and analyses relating to the Company and its Subsidiaries.

         (b) Following the Closing Date, Buyer and the Company shall give Seller and its counsel, accountants and other representatives, reasonable access, during normal business hours, to all Records of the Acquired Business, and shall furnish to Seller and its counsel, accountants and other representatives all such information concerning the affairs of the Company as Seller and its representatives reasonably may request with respect to the Acquired Business as operated prior to the Closing.

         (c) Following the Closing Date, Seller shall give Buyer and the Company and their respective counsel, accountants and other representatives reasonable access, during normal business hours, to all Records relating to the Acquired Business and Discontinued Operations retained by Seller, and shall furnish to Buyer and the Company and their respective counsel, accountants and other representatives all such information concerning the affairs of the Company as they and their representatives reasonably may request with respect to the Acquired Business and Discontinued Operations as operated prior to the Closing.

         (d) Nothing in this paragraph 3.4 shall prohibit either party from destroying records and other documents in the usual course of its business, except that (i) Seller shall not have the right to destroy Records that should have been delivered to Buyer pursuant to this Agreement and (ii), for a period of seven (7) years following the Closing Date, each party shall use reasonable efforts not to destroy or dispose of any Records related to the Acquired Business unless it first offers such Records to the other party in writing and such other party fails to accept or decline such offer within 90 days of its being made. Notwithstanding paragraph 3.4(d)(ii) above, Buyer and Seller hereby acknowledge and agree that failure to comply with such provision shall not create any liability on the part of the party not in compliance nor create a defense to any claim made by such party.

         3.5. [INTENTIONALLY OMITTED].

         3.6. [INTENTIONALLY OMITTED].

         3.7. [INTENTIONALLY OMITTED].

         3.8. Public Announcement. Buyer and Seller agree that neither party shall make any public announcement or issue any press release concerning the transactions contemplated hereby without prior consultation with the other party, except as a party may determine in good faith is required by law, in which case the party making such announcement or release shall use reasonable efforts to permit the other party to review such announcement or release in advance to the extent that compliance with applicable law is not prejudiced.

          3.9. Seller-Assumed Liabilities. Notwithstanding any other provision herein to the contrary, Seller shall assume at the Closing all of the following obligations and liabilities of the Company (all such obligations and liabilities of the Company so assumed by Seller are hereinafter collectively referred to as the "Seller-Assumed Liabilities"):

                   (a) Restructuring. All obligations and liabilities of any nature whatsoever including, but not limited to, those obligations and liabilities of the type referred to in paragraph 3.9(c) below, arising out of, relating to or in connection with (i) Michigan or the Michigan Stock Transfer, (ii) the real property at the Grandview tunnel (Columbus, Ohio) and at Richmond, Indiana, and interests in real property located in the State of Michigan and (iii) Project Rocket or the transfer of assets and employees of the Company related to Project Rocket.

                   (b) Land Reclamation. Any obligation or liability for defective, improper or insufficient land reclamation, restoration, leveling or seeding which has already been performed by the Company or which was required (by applicable law or any Lease) to be performed by the Company prior to Closing. For purposes of this Agreement, applicable law with respect to land reclamation shall include only those laws providing for reclamation activities generally applicable to all quarries, including the grading and reseeding of overburden after removal of stone deposits in the ordinary course of business, but not any law relating to specific waste material. Notwithstanding any provision in this Agreement to the contrary, land reclamation shall not be construed so to include any liability, obligation or requirement of any nature whatsoever arising out of or related to actual or potential soil or groundwater contamination arising out of events which occurred prior to Closing or circumstances existing as of or prior to Closing, it being the intent of the parties that the responsibility for any such liability, obligation or requirement be governed by the provisions of this Agreement relating to environmental protection and other provisions of this Agreement.

                    (c) Income Taxes and Other Payments. All Income Taxes, deferred payments, intercompany accounts and long-term debt, including any current portion of long-term debt, arising out of, relating to or in connection with any period prior to the Closing Date, including, but not limited to, Taxes arising out of, relating to or in connection with (i) the Michigan Stock Transfer, (ii) the real property at the Grandview tunnel (Columbus, Ohio) and at Richmond, Indiana, and interests in real property located in the State of Michigan and (iii) Project Rocket and the transfer of assets and employees of the Company related to Project Rocket. In cases where Tax Returns of the Company relate to a period beginning before and ending after the Effective Time, Seller shall be responsible for the portion of the Taxes due with respect to such Tax Return to the extent such Taxes are Seller-Assumed Liabilities under this paragraph 3.9(c), determined on the basis of an assumed closing of the books of the Company as of the Effective Time.

                   (d) Pension and Other Benefits. All obligations and liabilities of any nature whatsoever relating to any Employee Plan maintained at any time by the Company's Controlled Group with respect to the period prior to Closing except such obligations or liabilities for which any amount has been accrued in Working Capital as of the Closing Date or otherwise expressly assumed by the Company in Article 4 of this Agreement.

                   (e) Liabilities for Intercompany Employees. All obligations and liabilities of any nature whatsoever arising out of, relating to or in connection with the utilization of any employee of the Company by Seller or any Affiliate of Seller other than the Company.

                   (f) Discontinued Operations. All obligations and liabilities of any nature whatsoever arising out of, relating to or in connection with Discontinued Operations.

                   (g) Seller-Assumed Environmental Matters. All obligations and liabilities of any nature whatsoever arising out of, relating to or in connection with Seller-Assumed Environmental Matters.

                   (h) Violations of Law. All obligations and liabilities of any nature whatsoever arising out of, relating to or in connection with Violation of Law Liabilities.

                   (i) Other. All obligations and liabilities of any nature whatsoever arising out of, relating to or in connection with the matters set forth on Schedule 3.9(i) attached hereto. The parties acknowledge and agree that Schedule 3.9(i) is a list of certain matters the parties have discussed and (i) the omission of a matter from such Schedule shall not create any implication that such omitted matter is not a Seller-Assumed Liability under any other provision of this Agreement (including the Schedules hereto) and (ii) no implication shall be drawn from the fact that a matter included on such Schedule also is defined as a Seller-Assumed Liability pursuant to another subparagraph of this paragraph 3.9.

          3.10. Company-Retained Liabilities. Notwithstanding any other provision herein to the contrary, the Company (or Martin Marietta Materials Technologies, Inc. as to specific liabilities set forth on Schedule 3.10(c) hereto) shall be responsible for all of the following obligations and liabilities (all such obligations and liabilities are hereinafter collectively referred to as the "Company-Retained Liabilities"):

                    (a) Normal Course Liabilities. Normal course, regularly recurring current liabilities to the extent, but only to the extent, reflected in the Working Capital as of the Closing Date set forth on the Final Working Capital Statement. All normal course, regularly recurring current liabilities of the Company, to the extent not expressly included in the Working Capital as of the Closing Date set forth on the Final Working Capital Statement, shall be treated in accordance with the other provisions of this Agreement.

                    (b) Land Reclamation. The liability of the Company for current land reclamation on the Owned Real Property and the Leased Real Property required by (i) applicable law or (ii) any Lease, but not including any liability set forth in paragraph 3.9 above.

                    (c) Contracts. The liabilities of the Company (and of Martin Marietta Materials Technologies, Inc. as specifically identified on
          Schedule 3.10(c) hereto) for the performance of obligations arising after the Closing under the contracts listed on Schedule 3.10(c) hereto, except to the extent such obligations arise from a default by the Company prior to Closing.

                    (d) Certain Environmental Liabilities. The liabilities, costs and expenses of the Company with respect to the Environmental Matters set forth on Schedule 3.10(d), but only to the extent set forth thereon. All liabilities, costs and expenses of the Company with respect to

          Environmental Matters arising out of, relating to or in connection with the matters set forth on Schedule 3.10(d), to the extent not expressly allocated to the Company thereon, shall be treated in accordance with the other provisions of this Agreement.

                    (e) Other Liabilities. The liabilities of the Company for the items set forth on Schedule 2.2(b) attached hereto, but only to the extent set forth thereon.

                    (f) Income Taxes. All Income Taxes arising out of, relating to or in connection with any period on or after the Closing Date, other than Income Taxes for which Seller has assumed liability under paragraph 3.9(c) of this Agreement.


                                   ARTICLE 4.

                                OTHER AGREEMENTS

          4.1. [INTENTIONALLY OMITTED].

          4.2. Service Level Agreement. Seller agrees that on the Closing Date it will enter into the Service Level Agreement with Buyer in the form attached as Exhibit D.

          4.3. Audited Financial Statements. As soon as reasonably practicable, but not later than 45 calendar days after the Closing Date, Seller will provide Buyer with Audited Financial Statements for such dates and periods on or prior to the Closing Date as may be necessary for Buyer to comply with such requirements under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the

"1934 Act"), and any state securities laws as Buyer may determine to be necessary or appropriate, either in connection with the transaction contemplated by this Agreement or otherwise. Buyer shall, and shall cause the Company to, afford Seller and Seller's independent accountants reasonable access to the Company's books and records and Seller shall use its best efforts to afford Buyer and Buyer's independent accountants reasonable access to its independent accountants' workpapers in connection with the preparation of the foregoing Audited Financial Statements.

          4.4. [INTENTIONALLY OMITTED].

          4.5. [INTENTIONALLY OMITTED].

          4.6. Employee Plans. Buyer and Seller agree as follows with respect to the Company Employee Plans:

         (a) CSR America, Inc. Retirement Income Plan. (i) The CSR America, Inc. Retirement Income Plan (the "CSR RIP") is a defined benefit pension plan sponsored by Hydro Conduit Corporation. To the extent the action required by this paragraph requires action to be taken by Hydro Conduit Corporation or any other Affiliate of Seller or any other person, Seller agrees to cause Hydro Conduit Corporation or such Affiliate or other person to take such action. The Company is an "employer" (as defined in the CSR RIP) that is a party to the CSR RIP. Seller shall cause the Company to withdraw from the CSR RIP effective at Closing pursuant to Section 14.2 thereof. Seller shall ensure that such withdrawal shall be carried out at such time and in such manner that no employee of the Company shall accrue a benefit after the Closing Date under the CSR RIP or under any retirement plan of the Company or of Buyer except to the extent that the Company or Buyer expressly provides for such accrual under its retirement plan. The sale of the Shares to Buyer pursuant to this Agreement shall not cause the employment of any CSR RIP participant who is an employee of the Company to be considered terminated (this provision is intended to satisfy the requirement of Section 6.8 of the CSR RIP that the "sales agreement or related documents expressly provide" that such employment shall not be considered terminated).

         (ii) Effective as of Closing, the assets and liabilities of the CSR RIP with respect to the benefits accrued for the Company NHCE CSR RIP Participants shall be transferred to the Martin Marietta Materials, Inc. Pension Plan for Hourly Employees (the "Hourly Transferee Plan"), as provided below in this subparagraph (ii). "Company NHCE CSR RIP Participants" means CSR RIP participants who are employees of the Company immediately prior to Closing (excepting any such employees who transfer to Seller or an Affiliate of Seller at or about the Closing) or who were employees of the Company at the time their employment last terminated from Seller and its Affiliates, and in either case who are not highly compensated employees within the meaning of section 414(q) of the Code, all as named on Schedule 4.6(a)(1) hereto. Effective as of Closing, Seller shall cause assets of the CSR RIP relating to the accrued benefits of the Company NHCE

CSR RIP Participants determined as of Closing to be transferred to the Hourly Transferee Plan. Such assets shall be the greater of (A) assets equal to the benefit liabilities of Company NHCE CSR RIP Participants determined on the basis of projected benefit obligations based on the assumptions set forth on Schedule 4.6(a)(2) and (B) a pro rata share of all of the assets of the CSR RIP determined on the basis of the benefit liabilities of Company NHCE CSR RIP Participants and all other CSR RIP participants determined on the basis of projected benefit obligations based on the assumptions set forth on Schedule 4.6(a)(2); provided, that the assets transferred shall be no less than the assets required to be transferred under Section 414(l) of the Code and Section 4044 of ERISA; and provided, further, that if assets of the CSR RIP are less than the liabilities of the CSR RIP as determined under Section 414(1) of the Code and Section 4044 of ERISA, then the assets to be transferred and retained shall be determined as required by said sections. In the event that the assets so transferred are less than the benefit liabilities of Company NHCE CSR RIP Participants determined on the basis of projected benefit obligations based on the assumptions set forth on Schedule 4.6(a)(2), the Purchase Price shall be reduced as provided in subparagraph 2.2(c)(ii) above. The physical transfer of such assets to the trustee of the Hourly Transferee Plan shall be made in cash. Buyer and Seller understand and agree that such physical transfer of assets shall be made no later than 120 days after the Closing and that the amount of cash required to be transferred shall equal the amount of assets required to be transferred as of Closing, less benefit payments made to Company NHCE CSR RIP Participants subsequent to Closing, plus interest thereon at the rate of eight percent (8%) per annum.

         (iii) Buyer agrees that Company NHCE CSR RIP Participants shall receive credit for service with the Company earned prior to Closing for eligibility, vesting and benefit accrual purposes under the Hourly Transferee Plan. Seller agrees to provide Buyer with records adequate to accurately determine such service and to determine the accrued benefit of each Company NHCE CSR RIP Participant transferred to the Hourly Transferee Plan. Seller also agrees to provide Buyer, on an individual participant basis (by name and Social Security number), the accrued benefits calculated for each participant for the purpose of determining the amount of assets permitted or required to be transferred under
Section 414(1) of the Code and Section 4044 of ERISA under subparagraph 4.6(a)(ii) above.

         (iv) Effective January 1, 1998, the assets and liabilities of the CSR RIP with respect to the benefits accrued for the Company HCE CSR RIP Participants (except to the extent subsequently distributed from the CSR RIP pursuant to its benefit distribution provisions) shall be transferred to such defined benefit pension plan maintained by Buyer as Buyer shall then designate ("Designated Transferee Plan"), as provided below in this subparagraph (iv). "Company HCE CSR RIP Participants" means CSR RIP participants who are employees of the Company immediately prior to Closing (excepting any such employees who transfer to Seller or an Affiliate of Seller at or about the Closing) or who were employees of the Company at the time their employment last terminated from Seller and its Affiliates, and in either case who are highly compensated employees within the meaning of section 414(q) of the Code, as named on Schedule 4.6(a)(3). Effective as of Closing Seller shall determine the amount of assets of the CSR RIP relating to the accrued benefits of the Company HCE CSR RIP Participants determined as of Closing. Such assets shall be the greater of
(A) assets equal to the benefit liabilities of Company HCE CSR RIP Participants determined on the basis of projected benefit obligations based on the assumptions set forth on Schedule 4.6(a)(2) and (B) a pro rata share of all of the assets of the CSR RIP determined on the basis of the benefit liabilities of Company HCE CSR RIP Participants and all other CSR RIP participants determined on the basis of projected benefit obligations based on the assumptions set forth on Schedule 4.6(a)(2). Effective as of January 1, 1998, the assets of the CSR RIP relating to accrued benefits of the Company HCE CSR RIP Participants, plus interest thereon from Closing at the rate of eight percent (8%) per annum, shall be transferred to the Designated Transferee Plan; provided, that the assets transferred shall be no less than the assets required to be transferred under section 414(l) of the Code and section 4044 of ERISA; and provided, further, that if assets of the CSR RIP are less than the liabilities of the CSR RIP as determined under section 414(1) of the Code and section 4044 of ERISA, then the assets to be transferred and retained shall be determined as required by said sections. In the event that the assets so transferred are less than the benefit liabilities of Company HCE CSR RIP Participants determined as of Closing based on the assumptions set forth on Schedule 4.6(a)(2), plus interest thereon at the rate of eight percent (8%) per annum, the Purchase Price shall be reduced as provided in subparagraph 2.2(c)(iii) above. Buyer and Seller understand and agree that such physical transfer of assets shall be made no later than 120 days after January 1, 1998 and that the amount of cash required to be transferred shall equal the amount of assets plus interest required to be transferred as of January 1, 1998 as provided above in this subparagraph (iv), less benefit payments made to Company HCE CSR RIP Participants subsequent to Closing, plus interest thereon from January 1, 1998 at the rate of eight percent (8%) per annum.

          (v) Buyer agrees that Company HCE CSR RIP Participants who are employees of the Company (or an employer that includes Buyer, as determined under Section 414(b), (c), (m) or (o) of the Code), on January 1, 1998 shall receive credit for service with the Company earned prior to Closing for eligibility, vesting and benefit accrual purposes under the Designated Transferee Plan. Seller agrees to provide Buyer with records adequate to accurately determine such service and to determine the accrued benefit of each Company HCE CSR RIP Participant transferred to the Designated Transferee Plan. Seller also agrees to provide Buyer, on an individual participant basis (by name and Social Security number), the accrued benefits calculated for each participant for the purpose of determining the amount of assets permitted or required to be transferred under Section 414(1) of the Code and Section 4044 of ERISA under subparagraph 4.6(a)(iv) above.

          (vi) With respect to the determinations made by Seller of the amount of plan assets to be transferred as of Closing under subparagraph 4.6(a)(ii) above and to be transferred as of January 1, 1998 under subparagraph 4.6(a)(iv) above, Seller shall provide, or cause to be provided, to Buyer all of the information and assumptions used to make such determinations as well as copies of the calculations, worksheets, reports and the like relating to such determinations, all for the purpose of enabling Buyer, or its designated agent, to determine whether such determinations are correct. All such material with respect to each such asset transfer shall be furnished to Buyer (or Buyer's designated agent) no later than the date by which such plan asset transfer is made or required to be made, whichever comes first. Within thirty (30) calendar days of receiving such material, Buyer shall inform Seller in writing either that the determination made by Seller is acceptable or that Buyer objects to such determination. If Buyer does not so inform Seller, then such determination shall be deemed to be correct (except to the extent that the pension Benefit Guaranty Corporation, Internal Revenue Service or U.S. Department of Labor later determines such determination to be incorrect). If Buyer so objects and the parties do not resolve such objections on a mutually agreeable basis within fifteen (15) calendar days after Seller's receipt of such objection, the disagreement shall be resolved by an independent actuary mutually selected by Buyer and Seller (such independent actuary's compensation shall be shared equally by Buyer and Seller). Such independent actuary shall be selected by Buyer and Seller within fifteen
(15) calendar days. The decision of such independent actuary shall be rendered within thirty (30) calendar days of the selection of such actuary and shall be final and binding on the parties. Notwithstanding any such objection by Buyer, Seller shall remain required to complete the asset transfers based on its determinations when required under subparagraphs 4.6(a)(ii) and (iv) (including any related Purchase Price reductions under subparagraphs 2.2(c)(ii) and (iii). If additional amounts are required to be transferred as a result of mutual agreement or a decision by the independent actuary, such amounts (including amounts required to be paid as Purchase Price reductions) shall be transferred within thirty (30) days thereafter with interest as provided in subparagraphs 4.6(a)(ii) and (iv) and subparagraphs 2.2(c)(ii) and (iii), as applicable.

          (b) American Aggregates Corporation Non-Contributory Pension Plan and American Aggregates Corporation Hourly Pension Plan. The American Aggregates Corporation Non-Contributory Pension Plan and the American Aggregates Corporation Hourly Pension Plan, a/k/a the American Aggregates Corporation Bargaining Employees' Retirement Plan (together referred to as the "Hourly Pension Plans") are defined benefit pension plans sponsored by the Company. The Company shall not withdraw as sponsor or participating employer under such plans immediately prior to Closing. Buyer and Seller agree that upon Closing the Hourly Pension Plans shall become pension plans of Buyer's employer group and shall no longer be pension plans of Seller's employer group (as determined under Section 414(b), (c), (m) or (o) of the Code). The liabilities assumed with respect to such plans shall be based on the participants listed (separately for each such plan) in Schedule 4.6(b) hereto; provided, that in no event shall any liability be assumed by the Company in connection with employees of or utilized by Hydro Conduit Corporation.

         (c) CSR America, Inc. 401(k) Retirement Savings Plan and CSR America, Inc. Profit-Sharing Retirement Plan. (i) The CSR America, Inc. 401(k) Retirement Savings Plan (the "Hourly 401(k) Plan") and CSR America, Inc. Profit-Sharing Retirement Plan ("Salaried 401(k) Plan") (together referred to as the "CSR 401(k) Plans") are defined contribution retirement plans sponsored by Seller. The Company is an affiliated company that has adopted the CSR 401(k) Plans (as provided under the terms of such plans). Seller shall cause the Company to withdraw from the CSR 401(k) Plans immediately prior to Closing. Such withdrawal must provide that benefits will not accrue under the CSR 401(k) Plans to the employees of the Company after such withdrawal. In connection with such withdrawal, Seller also agrees to amend the CSR 401(k) Plans prior to Closing to provide for the payment of benefits under the circumstances permitted under
Section 401(k)(10)(A)(iii) of the Code to participants in the CSR 401(k) Plans who are employees of the Company immediately prior to Closing so that within a reasonable period of time following the Closing such employees will be entitled to receive payment of benefits from the CSR 401(k) Plans on account of the purchase of the Shares by Buyer from Seller. Seller agrees that it shall use its best efforts to make, prior to Closing, all profit-sharing (accrued for plan year
1996), 401(k) and matching contributions for benefits accrued under the CSR 401(k) plans prior to Closing and shall, in all events, make such contributions no later than the 30th day following Closing. Seller agrees that it shall pay to Buyer by reduction of the Purchase Price as provided in subparagraph 2.2(c)(iv) above the amount reasonably estimated by Seller to be five-twelfths (5/12) of the profit-sharing contribution that would have been made under the Salaried 401(k) Plan for plan year 1997 with respect to individuals who were employed by the Company immediately prior to the Closing Date. Buyer agrees to contribute such amount for 1998 to a defined contribution plan or plans maintained by Buyer and to allocate such amount as a nonelective contribution on a nondiscriminatory basis for the plan year 1998 to the salaried employees of the Company participating in such plan or plans who were also employees of the Company immediately prior to the Closing Date.

          (ii) Buyer agrees that it shall adopt or cause the Company to adopt a 401(k) plan as soon as reasonably practicable following Closing and that the employees of the Company eligible (or who would be eligible upon completion of the plan's service requirement) for participation in the Hourly 401(k) Plan shall be entitled to credit for service with the Company prior to Closing for the purpose of satisfying any service eligibility requirement and any service vesting requirement under such 401(k) plan.

Seller agrees to provide Buyer with records adequate to accurately determine such service.

          (iii) Buyer agrees that effective January 1, 1998, it shall cause the Company to adopt a defined contribution retirement plan or plans for salaried employees and that the employees of the Company at January 1, 1998 who were eligible (or who would have been eligible upon completion of the plan's service requirement) for participation in the Salaried 401(k) Plan shall be entitled to credit for service with the Company prior to Closing for the purpose of satisfying any service eligibility requirement and any service vesting requirement under such defined contribution retirement plan or plans. Seller agrees to provide Buyer with records adequate to accurately determine such service.

          (d) Multiemployer Retirement Plans. Buyer agrees that after Closing it shall cause the Company to honor the provisions of the Company's collective bargaining agreements governing contributions to multiemployer retirement plans. If subsequent to Closing the Company partially withdraws from one or more of such plans and such partial withdrawal is, at least in part, attributable to a decline in the Company's contribution base units to the plan prior to Closing, then Seller shall remain responsible for, and the Company shall not assume, the portion of such withdrawal liability attributable to such pre-Closing decline in the Company's contribution base units.

          (e) Welfare Benefit Plans. (i) The Company maintains or participates in the following welfare benefit plans and cafeteria plan (not including any multiemployer welfare plan to which it is required to contribute pursuant to a collective bargaining agreement):

         (A) American Aggregates Corporation Health and Welfare Plan, EIN 34-4175690, PN 506 ("Hourly Welfare Plan")

         (B) CSR America, Inc. Group Insurance Plan, EIN 58-1416933, PN 501 ("Salaried Group Insurance Plan")

         (C)     CSR America, Inc. Flexible Benefits Plan ("Salaried Flex
                 Plan")

         (ii) Buyer agrees that after Closing it shall cause the Company to continue to maintain the Hourly Welfare Plan, subject to the Company's continuing right to amend or terminate such plan at any time.

         (iii) Buyer agrees that effective immediately following Closing it shall cause the Company to establish a group insurance plan and a related flexible benefits plan ("Mirror Plans") that are substantially the same as the Salaried Group Insurance Plan and Salaried Flex Plan, subject to the Company's continuing right to amend or terminate such plan at any time. The following Company employees shall be covered by the Mirror Plans: employees or former employees of the Company entitled to retiree medical benefits and retiree life insurance (but excluding other former employees, including such employees and their dependents electing or entitled to elect COBRA coverage) immediately prior to Closing who were participants in the Salaried Group Insurance Plan and Salaried Flex Plan (excepting any such employees who transfer to Seller or an Affiliate of Seller at or about the Closing) ("CSR FLEX Participants," as listed on Schedule

4.6(e)(1) hereto) and employees added to the Company's operations following the Closing as designated by the Company or by Buyer. The flexible benefits plan established by the Company shall be treated as an assumption and continuation of the portion of the Salaried Flexible Benefits Plan covering the CSR FLEX Participants. Seller agrees to cooperate with Buyer and the Company in the establishment of the Mirror Plans and to administer the Mirror Plans for the Company for the remainder of the 1997 plan year pursuant to the Service Level Agreement among Buyer, Seller and the Company attached hereto as Exhibit D (the "Service Level Agreement").

         (iv) The group insurance plan established by the Company immediately following Closing (and any successor thereto) shall provide retiree medical and life insurance benefits to the CSR FLEX Participants (including both retirees currently receiving such benefits and active employees who may become entitled to such benefits in the future) entitled to retiree medical and life insurance benefits under the terms of the Salaried Group Insurance Plan immediately prior to Closing, provided that the Company may subsequently amend or terminate such retiree medical and life insurance benefits, but shall not in such case provide the CSR FLEX Participants with lesser retiree medical and life insurance benefits than are provided to other similarly situated employees of Buyer. Buyer shall also cause the Company to honor any other retiree life insurance benefits (for active or retired employees) under a plan to which the Company contributes as of Closing, again subject to the Company's right to amend or terminate such benefits. The employees and former employees entitled to retiree benefits under this paragraph 4.6(e) are set forth on Schedule 4.6(e)(2) hereto.

          (f) Limitation. In no event shall benefit liabilities, obligations or responsibilities be assumed under this paragraph 4.6 with respect to employees of the Company who as of Closing are on long term disability. In no event shall benefit liabilities, obligations or responsibilities be assumed under this paragraph 4.6 with respect to employees of the Company who as of Closing are on salary continuation, unless and until (and only with respect to benefits thereafter) such employees again become active employees of the Company.

          (g) Other. Seller agrees that from and after Closing the Company shall have no obligation to contribute to, pay benefits under or otherwise maintain, administer or participate in any of the following plans that the Company contributes to, pays benefits under, or otherwise maintains, administers or participates in or has participated in prior to Closing: CSR America, Inc. Supplemental Executive Profit-Sharing 401(k) Plan, CSR Executive Option Plan, CSR Universal Share/Option Plan, any other stock or stock option compensation plan, any defined benefit supplemental executive or excess retirement plan and any other retirement plan or welfare benefit plan other than the retirement plans and welfare benefit plans the Company has agreed to maintain under subparagraphs 4.6(a) through (e) above. Seller agrees to cause the Company to take, prior to Closing, such action as may be necessary to withdraw from or cease participation in all such plans effective no later than Closing.

         (h) Cooperation. Seller agrees that after Closing it shall cooperate with Buyer and the Company by providing such information that Buyer or the Company may reasonably request that Seller has reasonably available to it with respect to the Company Employee Plans, Controlled Group Employee Plans and employees of Seller and members of Seller's Controlled Group for the purpose of enabling Buyer and the Company to maintain and administer the Company Employee Plans assumed under this Agreement.

         4.7.  Employees.

         (a) Non-Solicitation. Except as provided in subparagraph 4.7(b) below, for a period of five years after the Closing Date, neither Buyer nor Seller shall, and Buyer shall cause the Company not to, initiate discussions to solicit or recruit any person who currently is, or from time to time may be, engaged or employed by Seller or Buyer, as the case may be (as an officer, director or employee), to terminate his or her employment by Seller or Buyer, as the case may be.

         (b) Project Rocket. Buyer acknowledges that the employees of the Company set forth on Schedule 4.7(b), who are currently engaged in activities related to the "Project Rocket," have resigned from their positions with the Company and have become employed by Seller.

         4.8. Antitrust Litigation. Buyer will use its best efforts to cause the Company to pursue the Antitrust Litigation on behalf of the Company. The Company shall retain all proceeds paid to it in respect of the Antitrust Litigation, subject only to paragraph 10.1(e). Buyer agrees that prior to settling or terminating the Antitrust Litigation (whether in part or in whole and whether with respect to one or more parties), it will offer to transfer to Seller all of the Company's rights to pursue and receive all proceeds from the Antitrust Litigation (but only to the extent proposed to be settled) for the net settlement amount that would be received by Buyer.

          4.9. Harding Street. (a) Buyer and Seller agree that, at Closing, $25,000,000 (the "Harding Street Purchase Price") shall be withheld from the Closing Date Shares Purchase Price and retained by Buyer in respect of the Company's operations at Harding Street ("Harding Street").

          (b) Buyer and the Company agree to use their reasonable efforts to sell Harding Street as promptly as practicable following the Closing.

          (c) Buyer and Seller agree that Buyer shall pay to Seller, at the earlier to occur of (i) the date Harding Street is sold or (ii) the ninety-first
(91st) day following the date hereof, the Harding Street Purchase Price together with interest thereon from the date hereof to the date of such payment calculated at the rate of 8% per annum.

          (d) Seller agrees that on the Closing Date it shall enter into the Management Services Agreement with Buyer in the form attached as Exhibit E hereto (the "Management Services Agreement"). Buyer and Seller agree that Seller will devote a full-time employee to manage the operations of Harding Street after the Closing until the date Harding Street is sold. Buyer agrees to provide administrative and operations service support to Harding Street during this period. In respect of Seller's duties under this paragraph and as set forth in the Management Services Agreement, Buyer agrees to pay Seller the management fee set forth in the Management Services Agreement.

          4.10. Landfills. Buyer shall not intentionally excavate, mine, dig, move or otherwise disturb the Seller-Assumed Landfills located on the Leased Real Property or Owned Real Property, including to conduct environmental testing, except (i) in the ordinary course of business in Buyer's regular operations on such Leased Real Property or Owned Real Property or (ii) if Buyer has a reasonable basis for conducting environmental tests, or such activities as are otherwise required by Environmental Law. Buyer shall pay all costs and expenses of the environmental tests which Buyer determines to conduct pursuant to this paragraph 4.10. Without limiting the generality of the foregoing, a good faith determination by Buyer that any such testing would be reasonably likely to result in mitigation or remediation of an Environmental Matter that could deteriorate or worsen over time shall be deemed to be a reasonable basis for conducting any such tests. Nothing in this paragraph 4.10 shall be deemed to create any additional obligation on the part of Buyer under this Agreement in respect of Environmental Matters.

          4.11. Recycling. (a) If requested by Seller, Buyer shall recycle merchantable, recyclable construction material located at any Seller-Assumed Construction Landfill, unless Buyer shall determine, in its good faith honest judgment, that (i) the material is not merchantable, recyclable construction material or (ii) any materials at such Seller-Assumed Construction Landfill are either (A) polluted or contaminated with respect to Environmental Matters in any respect or (B) cannot be recycled profitably.

         (b) Buyer shall recycle merchantable, recyclable construction material located at any Basket Construction Landfill, unless Buyer shall determine, in its good faith honest judgment, that (i) the material is not merchantable, recyclable construction material or (ii) any materials at such Basket Construction Landfill are polluted or contaminated with respect to Environmental Matters in any respect.

          4.12. Tax Allocation. Except for any allocations relating to Project Rocket for periods after the tax year ended March 31, 1996, Seller agrees that all allocations of expenses by Seller to the Company for Income Tax purposes (including on returns for the year ended March 31, 1997 and the period ended the Closing Date) shall be determined in the same manner as allocations made for the Tax year ended March 31, 1996 and that no such allocations shall be reversed in whole or in part for any Tax year ended on or prior to, or including, the Closing Date.

          4.13. Storage at Marble Cliff. Buyer agrees to allow Hydro Conduit Corporation to store concrete pipe, for the sewer jobs in Dublin and Hilliard, at the Marble Cliff Limestone location, provided that the storage of such pipe shall not impact the operation and expenses of the Marble Cliff plant and such pipe shall be removed as soon as is practicable after the jobs referenced above are completed.

          4.14. Maintenance of Minimum Net Worth. (a) In order to ensure that Seller will have the financial ability to perform its obligations under this Agreement, Seller agrees it will, at all times from the date hereof through the tenth anniversary of the Closing Date, maintain a Net Worth of at least $235,000,000. As used herein, the term "Net Worth" means total assets less total liabilities, determined in accordance with generally accepted Australian accounting principles, consistently applied. For purposes of determining Net Worth, there shall be excluded from total assets any note of, or receivable owing from, any affiliate of Seller (other than a wholly owned subsidiary of Seller).

                (b) Prior to May 29, 1997, Seller shall not make or effect any dividend, distribution or other disposition of assets which results in Seller failing to have a Net Worth of at least $235,000,000.

                (c) Prior to May 29, 2007, (i) Seller will deliver to Buyer, no later than 90 days after the end of each fiscal year of Seller, audited financial statements of Seller (including a balance sheet, income statement and statement of cash flows) for the fiscal year then ended, prepared in accordance with generally accepted Australian accounting principles, consistently applied (except as noted therein), and (ii) Seller will deliver written notice to Buyer within 5 Business Days after the occurrence of any event which results in Seller failing to have a Net Worth of at least $235,000,000. Seller will provide Buyer with a copy of

Form 20-F (or similar form) of CSR Ltd. promptly (and in any event within 5 Business Days) after the filing thereof with the United States Securities Commission.

                (d) If Seller's Net Worth shall fall below $235,000,000 (other than as a result of a failure to comply with paragraph 4.14(b) above), Seller shall use its best commercial efforts to restore its Net Worth to at least $235,000,000.

                                   ARTICLE 5.

                  REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that as of the date hereof:

         5.1.  The Company Capital Stock.

         (a) The authorized capital stock of the Company consists only of 1,000 shares of common stock, $.01 par value per share, of which 100 shares are outstanding; all of such outstanding shares are owned directly by Seller. All of the Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Shares are not subject to any liens or restrictions on transfer, other than restrictions imposed by applicable securities laws. There is no authorized or outstanding option, subscription, warrant, call, right, commitment or other agreement obligating the Company (or Seller with respect to the capital stock of the Company) to issue or transfer any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

         (b) Immediately prior to the Closing, Seller will own the Shares free and clear of all liens and at the Closing will transfer to Buyer its entire right, title and interest in and to the Shares.

         (c) The Company is not party to any partnership, joint venture or other similar agreement and does not hold equity securities in any other Person other than (i) Michigan and (ii) D&H.

         (d) The authorized capital stock of D&H consists only of 1,000 shares of common stock, $.01 par value per share, of which 100 shares are outstanding; all of such outstanding shares (the "D&H Shares") are owned directly by the Company. All of the D&H Shares have been duly authorized and validly issued and are fully paid and non-assessable. The D&H Shares are not subject to any liens or restrictions on transfer, other than restrictions imposed by applicable securities laws. There is no authorized or outstanding option, subscription, warrant, call, right, commitment or other agreement obligating D&H (or the Company with respect to the capital stock of D&H) to issue or transfer any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

         (e) D&H is not party to any partnership, joint venture or other similar agreement and does not hold equity securities in any other Person.

          5.2.  Organization and Standing.

                (a) Seller. Seller is a corporation duly organized, validly existing, and in good standing under the laws of

          Georgia and has all corporate power and authority necessary to own the Shares and to enter into this Agreement and to perform its obligations hereunder.

               (b) The Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all corporate power and authority necessary to own, operate and conduct its business as it is presently conducted. The Company is duly licensed or qualified to do business and is in good standing as a foreign corporation in all states in which it conducts business.

               (c) D&H. D&H is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all corporate power and authority necessary to own, operate and conduct its business as it is presently conducted. D&H is duly licensed or qualified to do business and is in good standing as a foreign corporation in all states in which it conducts business.

          5.3. No Violation. The execution and delivery by Seller of this Agreement does not, and the consummation by Seller of the transactions contemplated hereby will not (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Seller, the Company or D&H, (ii) except as set forth on Schedule 5.3, violate or conflict with, or result (with the giving of notice or lapse of time or both) in a violation of or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which either Seller, the Company or D&H is a party or by which any of its assets may be bound, except for such violations or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, the Company or D&H, or any of their respective assets.

          5.4. Enforceability. This Agreement and the agreements and instruments contemplated by or delivered in connection with this Agreement to which Seller or the Company is a party or a signatory have been duly authorized, executed and delivered by Seller or the Company, as the case may be, and constitute the legal, valid and binding obligation of Seller or the Company, as the case may be, enforceable in accordance with their terms. All necessary corporate proceedings of Seller and the Company have been taken to authorize this Agreement and the agreements contemplated by this Agreement and all transactions contemplated hereby and thereby.

          5.5. Insurance; Bonds. Except as set forth on Schedule 5.5(a), during the last ten (10) years (but for the period prior to the acquisition of the Company by Seller, to the best of Seller's knowledge) there have been no insurance policies insuring any Acquired Asset or other portion of the Acquired Business (including policies (if any) insuring or indemnifying Seller, the Company and their employees in respect of errors or omissions or in respect of professional services rendered in connection with the operation of the Acquired Business) or bonds required by applicable law to be maintained with respect to the operation of the Acquired Business. Those policies and bonds set forth on Schedule 5.5(b) (i), in the case of the policies, have been in full force and effect through the Closing Date and
(ii), in the case of the bonds, are in full force in effect, and neither Seller nor the Company has received any notice of cancellation with respect thereto. During the past five (5) years, no application by Seller or the Company for insurance or any bond with respect to the Acquired Assets or the Acquired Business has been denied for any reason. Except as set forth on Schedule 5.5(b), each policy set forth on Schedule 5.5(b) bears an indorsement sufficient to extend coverage to Buyer as an additional insured for liability policies (or loss payee, for property policies) under such policy.

          5.6. Liabilities, Liens and Encumbrances. Except as set forth on
Schedule 5.6 or Schedule 5.9(d)(ii), (iii) or (iv) attached hereto and Permitted Exceptions, at the time of Closing, none of the Acquired Assets will be subject to any liabilities, liens or encumbrances of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities or special assessments, or arising out of transactions entered into, or any state of facts existing prior to or on the Closing Date.

          5.7. Absence of Certain Changes. Except as set forth on Schedule 5.7 attached hereto, since December 31, 1996, there has not been (i) any material labor trouble, union jurisdictional disputes, work stoppages, strikes or, to the knowledge of Seller, threats thereof, relating to the Company, its business and operations, or any portion thereof (including any operating location); (ii) any change in the business and operations of the Company or any portion thereof (including any operating location) other than changes in the ordinary course of business, none of which has been materially adverse; (iii) any sale or granting to any party or parties of any license, franchise, option or other right of any nature whatsoever to sell, distribute or otherwise deal in or with products or services of the Acquired Business; or (iv) any other event or condition of any character which materially and adversely affects the financial condition, results of operations, business or prospects of Seller with respect to the Company, its business and operations, or any portion thereof (including any operating location).

          5.8.  Financial Matters.

                (a) Financial Statements. The Company has delivered to Buyer on behalf of Seller true and complete copies of profit and loss statements, statements of cash flow and balance sheets for the Company for each of the two fiscal years ended March 31, 1996 and March 31, 1997 (unaudited, with audited financial statements to be delivered as soon as reasonably practicable, as contemplated by paragraph 4.3), for the nine-month period ending December 31, 1996 (unaudited) and will deliver within 45 calendar days after the Closing Date unaudited profit and loss statements, statements of cash flow and unaudited balance sheets for the Company as of the Closing Date (the "Financial Statements"). The Financial Statements have been and, in the case of the Financial Statements dated as of the Closing Date, will be prepared from the books and records of the Company, reflect all Financial Statement Adjustments, and in the aggregate fairly present the financial position and results of operations of the Company as of the dates thereof and for the periods presented thereby.

               (b) Sales of Products. Set forth on Schedule 5.8(b) to this Agreement are, by product type and operating location of the Company, the number of tons of each such product sold during the fiscal years ended March 31, 1995, March 31, 1996 and March 31, 1997 and the amount of gross and net sales resulting from such sales in each of such periods.

          5.9. Properties.

               (a) Owned Properties. Schedule 5.9(a) (i) sets forth all real property in which the Company holds legal or equitable title and which is used or contemplated for use by it in the conduct of the Acquired Business, (ii) lists substantially all items of depreciable plant and equipment owned by the Company and used or contemplated for use in the conduct of the Acquired Business, (iii) lists substantially all motor vehicles and trailers owned by the Company and used or contemplated for use in the conduct of the Acquired Business, and (iv) contains a summarized description of all other tangible property that constitutes part of the assets owned by the Company and used or contemplated for use by Seller in the conduct of the Acquired Business.

                   (b) Leased Properties. Schedule 5.9(b) (i) sets forth a complete and accurate list of all Leased Real Property and (ii) sets forth a complete and accurate description of all personal property leased or subleased by the Company with annual lease payments of greater than $10,000 that is used or contemplated for use in the conduct of the Acquired Business. Seller represents and warrants that each of the Leases is in full force and effect and has not been modified or amended except as described on Schedule 5.9(b) and that no act or event has occurred which, with notice or lapse of time or both, would constitute a default on the part of the Company and, to Seller's knowledge, on the part of any other person, under any of the Leases and that the consummation of the transactions described in this Agreement will not create or cause a default under any of the Leases.

                   (c) Contract and Option Properties. Set forth on Schedule 5.9(c) is a list of all outstanding contracts and options pursuant to which the Company has a right to purchase or lease or otherwise use or occupy (other than renewal or extension rights in Leases) any real property that may be used or useful in the Acquired Business and is located within the current and planned operating area of the Acquired Business. Seller has no rights to acquire or lease or otherwise use or occupy pursuant to any outstanding contract or option to purchase or lease any real property that may be used or useful in the Acquired Business and is located within the "Territory" (as such term is defined in that certain Non-Compete Agreement, dated as of the date hereof, between Buyer, the Company and Seller).

                    (d) Title.

                              (i) The Company has, or at the time of Closing
                    will have, good and marketable fee simple title to the Owned Real Property and mineral reserves located thereon, subject to no security interest, deed to secure debt, mortgage, pledge, lien, encumbrance or charge, except for Permitted Exceptions. Each Owned Real Property on which the Company currently conducts operations has rights of access to and from publicly dedicated rights of way (either directly or via valid and subsisting easements or private rights of way) which are sufficient to permit the Company to conduct its operations on such Owned Real Property in the same manner in which such operations are currently conducted and with respect to each Owned Real Property on which the Company does not currently conduct operations, has access to and from publicly dedicated rights of way (either directly or via valid and subsisting easements or private rights of way) which are sufficient to permit the Company to use such Owned Real Property in the manner contemplated by the Company in connection with the Acquired Business.

                              (ii) Except as disclosed on Schedule 5.9(d)(ii),
                    the Company has, or at the time of Closing will have, the sole and unencumbered right to possess and use the Leased Real Property, subject to the terms and provisions of the Leases with respect to the Leased Real Property. Each Leased Real Property on which the Company currently conducts operations has rights of access to and from publicly dedicated rights of way (either directly or via valid and subsisting easements or private rights of way) which are sufficient to permit the Company to conduct its operations on such Leased Real Property in the same manner in which such operations are currently conducted and with respect to each Leased Real Property on which the Company does not currently conduct operations, has access to and from publicly dedicated rights of way (either directly or via valid and subsisting easements or private rights of way) which are sufficient to permit the Company to use such Leased Real Property in the manner contemplated by the Company in connection with the Acquired Business.

                              (iii) Except as set forth on Schedule 5.9(d)(iii),
                    the Company has, or at the time of Closing will have, good and marketable title to all personal property included in the Acquired Assets, subject to no security interest, mortgage, pledge, lien, encumbrance or charge, except the leases or other agreements described on Schedule 5.9(b).

                              (iv) Except as disclosed on Schedule 5.9(d)(iv) or
                    except for those encroachments that do not impair the value or continued or contemplated use of the Owned Real Property or the Leased Real Property, as the case may be, to which they relate, there are no encroachments upon any of the Owned Real Property or the Leased Real Property, and none of the activities or improvements of the Company on the Owned Real Property or the Leased Real Property encroach upon the property of others or easements or rights of way in favor of others.

                    (e) Condition. The Company has maintained the tangible properties (real, personal or mixed) included within the Acquired Assets substantially in accordance with industry standards. Since December 31, 1996, there has been no material change in the condition of such Acquired Assets.

                    (f) Reserves. Schedule 5.9(f) sets forth Seller's estimates of quantities of substantiated, proven aggregates reserves at each operating location of the Company (the

          "Seller Reserves"). Except as set forth on Schedule 5.9(f), there are no deficiencies in the quality, adequacy, merchantability or mineability of, or limitations on commercial access to, the Seller Reserves that could have a material adverse effect on the Company, its business and operations. Seller has made available to Buyer all written information in its possession regarding the Seller Reserves.

          5.10.  Contracts.

                 (a) Customer Orders. Schedule 5.10(a) sets forth those contracts and quotations for the sale of aggregates made by the Company which have not been performed by the Company as of the date hereof and which individually provide for a purchase price of $10,000 or more or together provide for a purchase price of $50,000 or more (the "Customer Orders").

                 (b) Other Contracts. Schedule 5.10(b)(1) lists all Contracts that either (A) involve payment by the Company of more than $100,000 in any single case or (B) have a term of 12 months or more and involve payment by the Company of more than $20,000 in any single case, other than Leases listed on Schedule 5.9(b) and Customer Orders listed on
          Schedule 5.10(a). The Company has no contracts, understandings, commitments or agreements, whether oral or written, pertaining to the Acquired Business other than (i) the Leases listed on the attached
          Schedule 5.9(b), (ii) those listed on the attached Schedule 5.10(b)(1) or, if not required to be so listed, made by the Company in the ordinary course of business, and (iii) contracts and quotations for the sale of aggregates listed on Schedule 5.10(a) or, if not required to be so listed, made by the Company in the ordinary course of business. Seller has delivered to Buyer true and accurate copies (or, as to oral Contracts, accurate written summaries) of all Contracts, together with all amendments, modifications and supplements thereof and waivers and consents thereunder. Except as set forth on Schedule 5.10(b)(2), neither the Company nor, to the knowledge of Seller or the Company, any other party, is in default in connection with any Contract; no act or event has occurred which, with notice or lapse of time or both, would constitute a default under any Contract with respect to the Company or, to the knowledge of Seller or the Company, any other party; there is no basis for any claim or default under any Contract with respect to the Company or, to the knowledge of Seller or the Company, any other party; there is no outstanding notice of cancellation or termination in connection with any Contract; and each Contract is the valid and binding agreement of the Company and, to the knowledge of Seller or the Company of each other party thereto, which is in full force and effect in accordance with its terms and will not be affected by, or, except as described on Schedule 5.3, require the consent of any other party to, the transactions contemplated by this Agreement.

          5.11. No Litigation. Except as described on Schedule 5.11 or Schedule 5.20(e), there is no litigation, action, claim, proceeding or governmental investigation pending or, to the knowledge of Seller or the Company, threatened against Seller or the Company (i) relating to the Company, its business and operations, employment practices, Company Employee Plans or any portion thereof (including any operating location) or (ii) which may affect Seller's or the Company's ability to perform its obligations under this Agreement or under any agreement or instrument contemplated by this Agreement to which Seller or the Company is a party, and to the knowledge of Seller or the Company there is no basis for any such action.

          5.12. Operations Conducted Lawfully. Except as set forth on Schedule
5.12 and except for minor, isolated infractions, for the three (3) years preceding the Closing Date, the Company has conducted its operations in accordance with all applicable federal, state and local laws, statutes, rules, administrative regulations and ordinances, and neither Seller nor the Company has received any written notice or, to the best of their knowledge, oral notice to the contrary. Any matter disclosed on Schedule 5.12 has been resolved to the satisfaction of the Governmental Authority having jurisdiction of the matter, or if not, is so noted on Schedule 5.12.

          5.13.  Environmental Protection.

                 (a) Definitions. For purposes of this Agreement the term "Environmental Laws" shall mean all federal, state and local laws relating to pollution or protection of the environment and any regulation, code, plan, order, decree, judgment or injunction related thereto, including without limitation:

                              (i) The Solid Waste Disposal Act, 42 U.S.C. Sec.
                    6901 ("SWDA").

                              (ii) The Resource Conservation and Recovery Act,
                    42 U.S.C. Sec. 6991 ("RCRA").

                              (iii) The Comprehensive Environmental Response,
                    Compensation and Liability Act of 1980, 26 U.S.C. Sec. 4611; 42 U.S.C. Sec. 9601 ("Superfund").

                              (iv) The Superfund Amendment and Reauthorization
                    Act of 1986.

                              (v) The Clean Air Act, 42 U.S.C. Sec. 7402.

                              (vi) The Clean Water Act, 33 U.S.C. Sec. 1251.

                              (vii) The Safe Drinking Water Act, 42 U.S.C.
                    Sec. 300f.

                              (viii) The Toxic Substances Control Act, 15 U.S.C.
                    Sec. 2601.

                              (ix) Applicable Ohio and Indiana mining laws.

                              (x) Any other similar federal, state or local
                    Environmental Laws.

                    (b) Disclosures of Environmental Permits, Etc. Schedule 5.13 attached hereto contains a description of the following which is true and complete:

                              (i) all current environmental (including mining)
                    licenses, permits (including permit numbers and the applicable issuing agency), regulatory plans and compliance schedules of Seller or the Company pertaining to the Acquired Business or the Acquired Assets, together with the expiration dates thereof, including;

                              (ii) all waste dumps and disposal, treatment and
                    storage sites located on the Owned Real Property, Leased Real Property or any other property owned or leased at any time by the Company, a predecessor or any Affiliate of either; and

                              (iii) all sites for the disposal, treatment or
                    storage of "Hazardous Materials" (as hereinafter defined) used by the Company in connection with the Acquired Assets or the Acquired Business not located on the Owned Real Property or the Leased Real Property and the names of the entities that have been engaged in the handling, transportation and disposal of Hazardous Materials for the Company in connection with the Acquired Business. "Hazardous Materials" shall mean any hazardous, toxic or dangerous waste, substance or materials, including petroleum products and fractions thereof, regulated or controlled pursuant to any Environmental Law.

          Seller has delivered to Buyer a true and correct copy of such licenses, permits, regulatory plans, and compliance schedules.

                    (c)  Special Environmental Representations and Warranties.

                              (i) Except as described on Schedule 5.13, with
                    respect to the Acquired Assets, the Company has obtained all permits, kept all records and made all filings required by applicable Environmental Laws with respect to emissions, past or present, into the environment (including solids, liquids and gases) and the proper disposal of such materials (including solid waste materials) required for the operations of the Company at past or present operating levels.

                              (ii) Except as described on Schedule 5.13, none of
                    the Acquired Assets or any other property owned or leased at any time by the Company, a predecessor or any Affiliate of either has been contaminated with any hazardous wastes, hazardous substances, or other hazardous or toxic materials as defined in the Environmental Laws so as to constitute a violation of any of the Environmental Laws or so to trigger any corrective or remedial action required by any Environmental Law. Except as described on Schedule 5.13, there are no transformers, capacitors or other equipment included in or located on the Acquired Assets or any other property owned or leased at any time by the Company, a predecessor or any Affiliate of either which contain polychlorinated biphenyls ("PCBs"). Except as described on
                    Schedule 5.13, there are no wetlands as defined in 33 C.F.R. Sec. 328.3 located on the Owned Real Property, any Leased Real Property or any other property owned or leased at any time by the Company, a predecessor or any Affiliate of either. Except as described on Schedule 5.13, there are no underground storage tanks located on or under the Owned Real Property, any Leased Real Property or any other property owned or leased at any time by the Company, a predecessor or any Affiliate of either.

                              (iii) Except as described on Schedule 5.13, the
                    Company is in compliance with all Environmental Laws and all permits, licenses and authorizations obtained pursuant thereto. To the knowledge of Seller, there are no past or present events, conditions, circumstances or activities, which may interfere with or prevent continued compliance with the Environmental Laws, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim or action, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, use, storage, disposal, or handling, or the release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substances or waste (as defined in the Environmental Laws) with regard to the Acquired Assets or any other property owned or leased at any time by the Company, a predecessor or any Affiliate of either. There is no pending or, to the knowledge of Seller, threatened civil or criminal litigation, notice of violation or administrative proceeding relating in any way to the Environmental Laws involving the Company, and to the knowledge of Seller and the Company there is no basis for any such litigation, notice or proceeding. There is no state of facts or condition with regard to the Acquired Assets or any other property owned or operated at any time by the Company or any Affiliate of the Company that could result in a material adverse effect on the Company, its business and operations, or any portion thereof (including any operating location).

          5.14. Intellectual Properties. Except for the Intellectual Property transferred to Buyer in accordance with paragraph 3.3 of this Agreement, there is no Intellectual Property owned, licensed or used by the Company in the conduct of the Acquired Business. No claims have been asserted during the past five years by any person against the use by the Company, or challenging or questioning the validity or effectiveness, of any of the Intellectual Properties, or any agreement relating thereto, to which the Company is a party; and to the knowledge of Seller and the Company, there is no valid basis for any such claim.

          5.15. Zoning. Except as set forth on Schedule 5.15 to this Agreement:
(i) the Owned Real Property and the Leased Real Property is in compliance with all applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements in respect of the Owned Real Property and the Leased Real Property nor has the

Company received any notice alleging such a violation; (ii) there are no nonconforming uses with respect to the Owned Real Property or the Leased Real Property and, to Seller's knowledge, there are no zoning or any other use restrictions (whether written or oral) or special permits not set forth in the local zoning laws with respect to the Owned Real Property or the Leased Real Property; (iii) any operations on or uses of the Owned Real Property and the Leased Real Property that constitute nonconforming uses have been conducted with sufficient continuity so as to preserve the right to continue the existing operations and uses; (iv) all stone reserves located on the Owned Real Property and the Leased Real Property are within zoning classifications that will permit the quarrying and processing thereof; and (v) neither Seller nor the Company has received any notice of (A) any pending or contemplated condemnation, eminent domain or rezoning proceeding affecting the Owned Real Property or the Leased Real Property or (B) any pending or contemplated special tax or assessment against any of the Owned Real Property or Leased Real Property. Schedule 5.15 sets forth: (i) the zoning classifications applicable to the Owned Real Property and the Leased Real Property; and (ii) describes all written and, to its knowledge, all oral, variances, use restrictions or special permits applicable to the Owned Real Property and the Leased Real Property. Seller has delivered to Buyer all agreements, documents, permits or other writings, and has, to its knowledge, described any oral arrangement, pertaining to any such variance, use restriction or other special permit which it has in its possession or is readily available to it.

          5.16. Taxes. All Tax Returns filed with respect to the Company are correct and complete in all material respects. The Company has (i) properly completed and filed all Tax Returns required to be filed by it, and no filing extensions for any such returns are in effect; and (ii) paid and satisfied on or before its respective due dates all Taxes (whether or not requiring the filing of Tax Returns). All Taxes which Seller or the Company is or was required by law to withhold or collect with respect to the Acquired Business, including sales, unemployment and payroll taxes, have been duly withheld and collected and paid over to the proper Governmental Authority or held by Seller or the Company in separate bank accounts for such payment. Except as set forth on Schedule 5.16, there have been no extensions of the statute of limitations on assessments of any Taxes. There are no audits or examinations in progress by any Governmental Authority. There have been no notices received from any Governmental Authority of additional Taxes owed, adjustments being considered or audits to be commenced. There are no agreements or understandings between the Company and any Governmental Authority, whether oral or written, with respect to the payment of any Taxes or any matter required or permitted to be included or excluded from any Tax Return. All tax-sharing agreements involving the Company have been terminated and will be of no future effect following the Closing. Except as set forth in Schedule 5.16 as at March 31, 1996, the Company has no net operating losses, capital loss carryovers or credit carryovers. All Tax liabilities have been adequately reserved and reflected on the books and records of the Company whether or not such Taxes are due or accruable.

          5.17. Citations and Litigation. Attached hereto as Schedule 5.17 is a true and complete list of environmental, MSHA, OSHA and other health and safety citations received by Seller or the Company in the last three (3) years relating to the Acquired Business or the Acquired Assets, and a list of any litigation (whether or not of a type related to those matters set forth on Schedule 5.17) currently pending or commenced by or pending against Seller or the Company in the last three (3) years relating to the Acquired Business or the Acquired Assets.

          5.18. No Consents. Except as described on Schedule 5.3 and Schedule
5.18 attached hereto, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority or other person on the part of Seller is required in connection with the execution or delivery of, or the performance of its obligations under this Agreement or the consummation of any transaction contemplated hereby.

          5.19. Labor Relations. Except as set forth on Schedule 5.19, (i) the Company is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor or unfair employment practice, (ii) there is no unlawful employment practice discrimination charge relating to the Acquired Business pending before the Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency," (iii) there is no unfair labor practice charge or complaint against Seller or the Company pending before the National Labor Relations Board ("NLRB") relating to the Acquired Business, (iv) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Seller or the Company, threatened against or involving or affecting the Acquired Business, (v) no labor organization or group of employees of the Acquired Business has made a pending demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the knowledge of Seller or the Company, threatened to be brought or filed with the NLRB or any other labor relations tribunal or authority, (vi) no grievance or arbitration proceeding relating to the Acquired Business is pending and no written claim therefor exists and (vii) there is no collective bargaining agreement which is binding on the Company.

          5.20.  Employee Plans.

                 (a) Schedule of Plans. A list of every Company Employee Plan (limited to Company Employee Plans currently maintained) is set forth on Schedule 5.20(a)(1). Except as set forth on Schedule 5.20(a)(2), the Company is not a party to any Multiemployer Plan and no action has been taken nor has any event occurred which has resulted or is likely to result in any withdrawal liability to any Multiemployer Plan which withdrawal liability is or will become a liability of the Company. The Company will not have any liabilities (other than incurred in the ordinary course of business) for unpaid compensation or fringe benefits (including without limitation accrued sick leave or vacation pay) as of the Closing Date that are not disclosed on Schedule 5.20(a)(3). Except as required by Part 6, Subtitle B, Title I of ERISA and except as set forth on Schedule 5.20(a)(4), no Company Employee Plan that is a welfare plan (as such term is defined in ERISA) provides for health or death benefit coverage to any individual for events occurring or expenses incurred after termination of employment and no promise has been made nor any liability incurred by the Company for post-retirement or post-termination-of-employment health or death benefits or other benefits. The Company does not presently have any liability related to and will not in the future have any liability related to any nonqualified deferred compensation or supplemental retirement plan, program or arrangement or the like sponsored or maintained at any time prior to Closing.

                   (b) Qualification. Except as set forth on Schedule 5.20(b), each Company Employee Plan that is an "employee pension benefit plan" within the meaning of section 3(2) of ERISA that is intended to satisfy the requirements of sections 401(a) and 501 of the Code: (i) has received a favorable determination letter from the Internal Revenue Service to the effect that it is qualified under sections 401(a) and 501 of the Code, both as to the original plan and all restatements or material amendments; (ii) has not, since the date of such determination letter, been subject to any assertion by any Governmental Authority that it is not so qualified; and (iii) has been operated so that it has always been so qualified. The Company has furnished to Buyer with respect to each Company Employee Plan (limited to Company Employee Plans currently maintained) a copy of the latest actuarial valuation (if any) and financial statements, the three most recent annual reports or returns on Form 5500, Form 990 and Form 1041, each plan, program and policy document (including amendments) or the like, the collective bargaining agreements, the trust agreements and/or insurance contracts or documents setting forth any other funding arrangement, the administration contracts, the most recent "summary plan description" and any subsequent "summaries of material modifications" (both as required by ERISA), any communications upon which employees or former employees of the Company might rely, each opinion or ruling and each most recent determination letter covering the entire Company Employee Plan (limited to Company Employee Plans currently maintained) and subsequent determination letters covering amendments (including the applications for any such opinions, rulings and determination letters) from the United States Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC") or Internal Revenue Service, and each current registration statement and prospectus filed with the Securities and Exchange Commission.

                   (c) Prohibited Transactions; Reportable Events. Except as set forth on Schedule 5.20(c)(1), none of the Company Employee Plans, none of the trusts or arrangements created thereunder, no trustee, custodian or administrator or any person or entity holding or controlling assets of any of the Company Employee Plans, and no other person, has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code) with respect to a Company Employee Plan unless an exemption under section 408 of ERISA or section 4975 of the Code, as applicable, was received. Except as set forth on Schedule 5.20(c)(2), no "reportable events" (as such term is defined in ERISA) have occurred with respect to any of the Company Employee Plans covered by Title IV of ERISA. Except as set forth on Schedule 5.20(c)(3), no event or condition has occurred in connection with which the Company (including any asset thereof) is, or may reasonably be expected to be, directly, or indirectly through any affiliate, subject to any liability, lien or encumbrance with respect to any Controlled Group Employee Plan under the Code or ERISA or any other law, as currently in effect, including, without limitation, ERISA sections 409, 502(i), 4062, or 4069 or Part 6, Subtitle B, Title I or Code sections 4971, 4972, 4975, 4976, 4977, 4978, 4978B, 4979A, 4980
          or 4980B or under any agreement, instrument, or law currently in effect, pursuant to or under which the Company is required to indemnify any person against such liability.

                   (d) Funding. Except as set forth on Schedule 5.20(d)(1), the Company does not maintain any defined benefit pension plan the funding of which is subject to section 412 of the Code, and all contributions under section 412 of the Code and all PBGC premiums required to have been made prior to the Closing Date with respect to any Company Employee Plan have been made. Except as set forth on Schedule 5.20(d)(2), none of the Company Employee Plans subject to section 412 of the Code has incurred any "accumulated funding deficiency" (as such term is defined in the Code), and there is no employer liability with respect to any of the Company Employee Plans as determined in accordance with section 4062 of Title IV of ERISA. The actuarially computed present value of the projected benefit obligations of each Company Employee Plan subject to Title IV of ERISA determined in accordance with Statement of Financial Accounting Standard No. 87 do not in the aggregate exceed the value of the aggregate amount of assets of such Employee Plan, except as and to the extent disclosed on
          Schedule 5.20(d)(3).

                   (e) Compliance. The Company has complied in all material respects with all of its obligations under each of the Company Employee Plans and all provisions of ERISA, the Code and any and all other laws, regulations, rulings, releases and other official pronouncements applicable to the Company Employee Plans. There are no pending, threatened or anticipated claims by or on behalf of any

          Company Employee Plan, by any employee or beneficiary covered under any Company Employee Plan, or otherwise involving any Company Employee Plan (other than routine claims for benefits). Except as set forth on
          Schedule 5.20(e), to the best knowledge of the Company or Seller, no issue is pending with any Governmental Authority with respect to any Company Employee Plan or Controlled Group Employee Plan that may subject the Company or any Company Employee Plan to the payment of a tax or any other amount.

                   (f) Extended Representations for Title IV of ERISA. To the extent that the representations and warranties in this paragraph 5.20 apply with respect to any liability under Title IV of ERISA or section 412 of the Code, they are made not only with respect to each Company Employee Plan, but also with respect to each Employee Plan subject to Title IV of ERISA to which the Company or any member of the Company's Controlled Group made, or was required to make, contributions during the six (6)-year period ending on the Closing Date.

                   (g) Accuracy of Information. The information set forth on
          Schedule 5.20(g), which has been relied upon by Buyer in connection with the negotiation of the Closing Date Shares Purchase Price and certain adjustments to the Purchase Price, regarding the Employee Plan liabilities assumed by the Company under this Agreement is complete and accurate for the purpose intended.

          5.21. Prior Conduct of Business. Seller has, since December 31, 1996, conducted the Business only in the ordinary course consistent with the Company's historical business practice and, with respect to (A), in the case of clauses
(ii), (iii) and (vi) below, the operation of the Acquired Business and (B), in the case of clauses (i), (iv) and (v), the operation of the Business, since December 31, 1996:

                    (i) The Company has not committed to participate in, or (unless contractually or otherwise required to do so prior to the date hereof) participated in, any multiemployer pension plan;

                    (ii) The Company has not entered into or terminated any contract, agreement, plan or lease, or made any change in any of its contracts, agreements, plans or leases other than in the ordinary and usual course of business or in the case of contracts and agreements that do not involve payment by the Company of more than $100,000 in any single case or have a term of 12 months or less;

                    (iii) The Company has not sold, mortgaged, pledged, encumbered or otherwise disposed of any of the Acquired Assets (except for the real property at the Grandview tunnel (Columbus, Ohio) and at Richmond, Indiana, and except for interests in real property located in the State of Michigan) and has maintained the Acquired Assets in reasonably good operating condition, ordinary wear and tear excepted;

                    (iv) The Company has not adopted any employee benefit plan or arrangement, amended or terminated any existing employee benefit plan or arrangement, or except as otherwise may have been required by any existing employee benefit plan or arrangement, increased the compensation of any employee, other than, in each case, in the ordinary course of business; and

                    (v) The Company has not merged with, liquidated or otherwise combined with any other business, person or entity except as otherwise provided by this Agreement.

Without limiting the generality of the foregoing, the Company has, since December 31, 1996, (i) maintained inventory in the ordinary course of business and (ii) completed and capitalized all capital projects underway or to be commenced under its capital budget (such projects being set forth on Exhibit F hereto), including, without limitation, (a) relocation of the gravel plant at Columbus, (b) the dredge modifications in Dayton at Fairborn and Troy and (c) the screen and crusher upgrade at Xenia and Troy, including shutdown and relocation of plant and equipment from Richmond, Indiana to Troy.

          5.22. Assets Related to "Project Rocket". Seller has caused the Company to transfer to Seller the assets of the Company set forth on Schedule 5.22, which assets are used in connection with "Project Rocket."

          5.23. Ownership of Assets. Except as set forth on Schedule 5.23, the Company owns, leases or has the right to use

(i) all assets either used in the Acquired Business or necessary for the conduct of the business and operations of the Acquired Business as operated on the date hereof and (ii) the Intellectual Property.

          5.24. Title to Shares. Seller is the sole record and beneficial owner of the Shares. At the Closing, Seller shall transfer to Buyer good and marketable title to the Shares, free and clear of any liens or any other encumbrances.

          5.25. Additional Information. Set forth on Schedule 5.25 is additional information as to matters pertaining to the operation of the Acquired Business which Seller or the Company desires to disclose to Buyer in connection with the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE 6.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as of the date hereof and as of the Closing as follows:

          6.1. Organization and Standing of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

          6.2. No Violation. The execution and delivery of this Agreement do not and the consummation by Buyer of the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of the Articles of Incorporation or the Bylaws of Buyer, (ii) violate or conflict with, or result (with the giving of notice or lapse of time or both) in a violation of or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement of other instrument or obligation to which Buyer is a party or by which any of its assets may be bound, except for such violations or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its assets.

          6.3. Enforceability. This Agreement and the agreements and instruments contemplated by this Agreement to which Buyer is a party or a signatory have been duly authorized, executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer enforceable in accordance with their terms. All necessary corporate proceedings of Buyer have been taken to authorize this Agreement and the agreements contemplated by this Agreement and all transactions contemplated hereby and thereby.

          6.4. No Litigation. There is no litigation, action, claim, proceeding, or governmental investigation pending or to Buyer's knowledge threatened against Buyer which may affect Buyer's ability to perform its obligations hereunder or under any agreement or instruments contemplated by this Agreement, and to the knowledge of Buyer, there is no basis for any such action.

                                   ARTICLE 7.

                             [INTENTIONALLY OMITTED]



                                   ARTICLE 8.

                                   THE CLOSING


          8.1. Closing. The consummation of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022 on May 28, 1997, or at such other time and place as mutually agreed to by the parties (hereinafter referred to as the "Closing Date"). The transaction is to be effective as of 11:59 p.m. Eastern Daylight Savings Time on the Closing Date (the "Effective Time").

          8.2.  Deliveries at Closing.

                (a) Deliveries by Seller. At or prior to the Closing, Seller shall deliver to Buyer the following:

                         (i) Corporate Proceedings. Certified copies of
                 corporate proceedings of Seller authorizing or ratifying the execution and performance of this Agreement.

                         (ii) Consents and Estoppel Certificates. Written
                 consents and estoppel certificates by the parties to all contracts, agreements, undertakings and commitments involving payment by the Company of more than $10,000 in any single case and which would otherwise be in default or subject to nonrecurring payments as a result of the transactions contemplated by this Agreement.

                              (iii) Ancillary Agreements. Copies of the
                    following documents executed by an authorized officer of Seller and, where applicable, by an authorized officer of the Company: (i) the Supply Agreements, (ii) the Non-Compete Agreement, (iii) the Service Level Agreement and (iv) the Management Services Agreement.

                              (iv) Title Insurance. At the Closing, Seller will
                    provide Affidavits substantially in the form attached hereto as Schedule 8.2(a)(iv).

                    (b) Deliveries by Buyer. Upon Seller's tender of delivery of the foregoing at the Closing, Buyer shall deliver to Seller the following:

                              (i) Payment of Purchase Price. Payment by wire
                    transfer to Seller of the Purchase Price set forth in paragraph 2.2(b), wired pursuant to written instructions given by Seller no later than three (3) business days prior to the Closing Date.

                              (ii) Corporate Proceedings. Certified copies of
                    corporate proceedings of Buyer authorizing or ratifying the execution and performance of this Agreement.

                              (iii) Ancillary Agreements. Copies of the
                    following documents executed by an authorized officer of
                    Buyer: (i) the Supply Agreements, (ii) the Non-Compete Agreement, (iii) the Service Level Agreement and (iv) the Management Services Agreement.

                                   ARTICLE 9.

                             [INTENTIONALLY OMITTED]


                                   ARTICLE 10.

                                 INDEMNIFICATION

          10.1. Indemnification by Seller.

         (a) Seller and its successors in interest shall reimburse, indemnify and hold harmless Buyer and the Company, and their respective successors and assigns as provided in this Article 10, at all times on and after the date of this Agreement, against and in respect of any and all claims, causes of action, suits, proceedings, demands, assessments, judgments, losses, damages, costs, expenses and liabilities whatsoever (individually a "Loss" and collectively "Losses") arising out of, related to, resulting from or based upon any of the following:

                    (i) the Seller-Assumed Liabilities;

                    (ii) the Basket Liabilities; and

                    (iii) (A) Any breach or non-fulfillment of any of the covenants or agreements of Seller or, for any period prior to Closing, the Company, contained in or made pursuant to this Agreement or any of the agreements required to be delivered by Seller under paragraph 8.2(a)(iii) and (B) any inaccuracy or breach of any of the representations and warranties of Seller that is contained in this Agreement, any of the agreements required to be delivered by Seller under paragraph 8.2(a)(iii) or in any certificate or other instrument furnished to Buyer hereunder or thereunder (all Losses arising under this paragraph 10.1(a)(iii)(B) are collectively referred to herein as "Seller Contract Claims");

provided, however, that Seller shall not be required to indemnify Buyer and the Company under this Article 10 in respect of any Basket Liability or Seller Contract Claim until the aggregate amount of all Basket Liabilities and Seller Contract Claims exceeds the Aggregate Basket Amount, whereupon Seller shall be required to indemnify Buyer and the Company in respect of Basket Liabilities and Seller Contract Claims to the extent (but only to the extent) Losses in respect of Basket Liabilities and Seller Contract Claims exceed the Aggregate Basket Amount. Any provision in this Agreement to the contrary notwithstanding, (A) Seller shall only be liable for individual claims (or a series or group of related claims arising from the same set of facts or circumstances) in respect of Basket Liabilities and Seller Contract Claims that exceed $10,000 and (B) Seller shall only be liable under this Article 10 for Losses in respect of Category 2 Liabilities, Category 3 Liabilities and Seller Contract Claims (other than for any inaccuracy or breach of any of the representations and warranties of Seller that is contained in paragraph 5.24 of this Agreement) up to an aggregate amount equal to $117,250,000. Seller's indemnification obligation in respect of any Losses in respect of (W) paragraph 10.1(a)(iii)(A), (X) Category 1 Liabilities, (Y) Seller-Assumed Liabilities and (Z) any Seller Contract Claim for any inaccuracy or breach of any of the representations and warranties of Seller that is contained in paragraph 5.24 of this Agreement) up to an aggregate amount equal to $117,250,000. Seller's indemnification obligation in respect of any Losses in respect of (W) paragraph 10.1(a)(iii)(A), (X) Category 1 Liabilities, (Y) Seller-Assumed Liabilities and (Z) any Seller Contract Claim for any inaccuracy or breach of any of the representations and warranties of Seller that is contained in paragraph 5.24 of this Agreement shall be unlimited in amount, subject, in the case of Category 1 Liabilities, to the $10,000 minimum set forth in clause
(A) above.

          (b) Subparagraphs 10.1(a)(i) through 10.1(a)(iii) above shall be deemed to be independent bases for indemnification and Buyer shall be entitled to indemnification regardless of whether the basis for indemnity is excluded or included under another subparagraph; provided, that such treatment is not intended to permit Buyer or the Company to be indemnified for amounts in excess of Losses actually incurred. The indemnification provided by this paragraph 10.1 shall be interpreted and construed as broadly as possible and shall encompass claims by Buyer against Seller for any Loss sustained by Buyer and its successors and assigns whether or not involving any claim, action, suit, demand or proceeding by a third party.

         (c) The results of any investigation by Buyer or its representatives shall not limit the effectiveness of Seller's or the Company's representations, warranties or covenants herein or the right of Buyer to obtain indemnification as provided by this Agreement.

         (d) Seller acknowledges that Buyer may after the Closing Date sell a portion of the Acquired Business to one or more third Persons (a "Third Party Purchaser"). All indemnification costs payable to such Third Party Purchaser resulting from Losses arising out of, related to, resulting from or based upon such representations, warranties, covenants and indemnities ("Third

Party Indemnity Costs") shall be paid by Buyer directly to such Third Party Purchaser and any such payment by Buyer shall be treated as Indemnifiable Losses under this Article 10. Notwithstanding any such subsequent sale, Buyer shall retain all rights to indemnification provided to it pursuant to this Article 10, including indemnification rights with respect to any portion of the Acquired Business that is sold to a Third Party Purchaser, including the right to be indemnified for any amounts paid by Buyer to any such subsequent purchaser with respect to such portion of the Acquired Business to the extent any such amounts constitute an indemnifiable Loss to Buyer under this Article 10.

          (e) Buyer agrees that, from time to time, to the extent Buyer receives any Antitrust Litigation Amount and (i) Losses previously applied against the Aggregate Basket Amount have exceeded the Aggregate Basket Amount and (ii) Buyer has received from Seller indemnification payments under this paragraph 10.1 in respect of Basket Liabilities or Seller Contract Claims, Buyer shall pay to Seller the lesser of (A) the indemnification payments received to such time or
(B) such Antitrust Litigation Amount. For the avoidance of doubt, the intention of this paragraph 10.1(e) is to put the parties in the same place independent of the timing of receipt of any Antitrust Litigation Amount and the incurrence of, and reimbursement for, indemnifiable Losses under paragraph 10.1(a) in respect of Basket Liabilities or Seller Contract Claims.

          10.2. Indemnification by Buyer.

         (a) Buyer and its successors in interest shall, and shall cause the Company (and, where applicable, Martin Marietta Materials Technologies, Inc.) and its successors in interest to, indemnify and hold Seller and its respective successors and assigns, at all times on and after the date of this Agreement, harmless from and against and in respect of any and all Losses arising out of, related to, resulting from or based upon either of the following:

                    (i) the Company-Retained Liabilities; and

                    (ii) (A) Any breach or non-fulfillment of any of the covenants or agreements of Buyer or, for any period after Closing, the Company, contained in or made pursuant to this Agreement or any of the agreements required to be delivered by Buyer under paragraph 8.2(b)(iii) and (B) any inaccuracy or breach of any of the representations or warranties of Buyer that is contained in this Agreement, any of the agreements required to be delivered by Buyer under paragraph 8.2(b)(iii) or in any certificate or other instrument furnished to Seller hereunder or thereunder (all Losses arising under this paragraph 10.2(a)(ii)(B) are collectively referred to herein as "Buyer Contract Claims");

provided, however, that Buyer shall not be required to indemnify Seller under this Article 10 in respect of any Buyer Contract Claim until the aggregate amount of all Buyer Contract Claims exceeds $3,000,000, whereupon Buyer shall be required to indemnify Seller in respect of Buyer Contract Claims to the extent (but only to the extent) Losses in respect of Buyer

Contract Claims exceed $3,000,000. Any provision in this Agreement to the contrary notwithstanding, (A) Buyer shall only be liable for individual claims (or a series or group of related claims arising from the same set of facts or circumstances) in respect of Buyer Contract Claims that exceed $10,000 and (B) Buyer shall only be liable under this Article 10 for Losses in respect of Buyer Contract Claims up to an aggregate amount equal to $117,250,000.

         (b) The indemnification provided in this paragraph 10.2 shall be interpreted and construed as broadly as possible and shall encompass claims by Seller against Buyer for any Loss sustained by Seller and their respective successors and assigns whether or not involving any claim, action or proceeding by a third party.

          10.3. Procedure.

                    (a) Notice. Promptly after receipt by a party or parties seeking indemnification under this Article 10 ("Indemnitee") of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, taking into account the baskets contained in the provisos to paragraph 10.1(a) and paragraph 10.2(a) above (a "Claim"), the Indemnitee shall give notice thereof in writing to the other party or parties ("Indemnitor") of the facts that are the basis of the Claim. The amount of the Claim as set forth in the notice shall be based upon the Indemnitee's good faith estimate of the maximum exposure to Indemnitee (including, but not limited to, attorneys' and other professionals' fees) presented under the circumstances of the Claim; provided, however, the amount set forth in the notice of Claim shall not limit Indemnitee's rights to indemnification under this Article 10 if the ultimate Loss to Indemnitee shall exceed the amount set forth in the notice of Claim.

                    (b) Action on Claims.

                              (i) Acknowledgment of Obligation of Indemnity. The
                    Indemnitor shall give written notice to Indemnitee within thirty (30) days after receipt of the notice required by paragraph 10.3(a) advising whether it acknowledges its obligation to indemnify Indemnitee with respect to the Claim or it disputes its obligation to indemnify Indemnitee with respect to the Claim or the amount of such Claim.

                              (ii) Acknowledged Claims. If the Indemnitor
                    acknowledges its indemnification obligation with respect to the Claim, and (A) such Claim is based upon an asserted liability or obligation to a person or entity that is not the Company or a party to this Agreement, including a Claim of a Third Party Purchaser made against Buyer (a "Third Party Claim"), Indemnitor shall have the right to defend or settle such Third Party Claim and Indemnitee shall have the right to participate in such defense or any settlement negotiations or (B) such Claim is not a Third Party Claim, and if Seller is the Indemnitor, such Claim shall be satisfied as provided in subparagraph (c). Notwithstanding the foregoing, Indemnitor may not settle any Third Party Claim without the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed (it being acknowledged and agreed that Indemnitee may withhold its consent if, among other things, a proposed settlement (A) would not include as an unconditional term thereof a release of Indemnitee from all liability in respect of such Claim or (B) involves any relief other than the payment by Indemnitor of money damages).

                              (iii) Unacknowledged Third Party Claims. If
                    Indemnitor shall not have acknowledged its obligation to indemnify Indemnitee with respect to a Third Party Claim in accordance with paragraph 10.3(b)(i), Indemnitor shall be deemed to have waived its right to defend or settle such Claim, and Indemnitee (A) shall have the right to defend or settle such Claim and (B) shall continue in either case to be entitled to indemnification pursuant to this Article 10. Indemnitee may only settle a Claim that Indemnitor is not entitled to defend or settle pursuant to this paragraph 10.3(b)(iii) upon delivery to Indemnitor of a statement by counsel for the Indemnitee that any such proposed settlement would be in good faith under the circumstances of such Claim. If Indemnitor does not believe that such proposed settlement is being made in good faith under the circumstances, its sole remedy shall be to acknowledge, within the time period specified in such statement by counsel (which time period shall be reasonable under the circumstances in the judgment of such counsel in light of the pending settlement discussions), its indemnification obligation with respect to the Claim (including any Losses incurred by the Indemnitor in defending, settling or seeking to settle such Claim) and assume the defense of such Claim.

                    (c) Satisfaction of Non-Third Party Claims.

                              (i) Nonremedial Claims. If Indemnitor has
                    acknowledged its obligation to indemnify Indemnitee with respect to a Claim that is not a Third Party Claim and does not dispute the amount of such Claim, Indemnitee shall be entitled to satisfaction of any related Loss within 10 days. If Indemnitor has not acknowledged its obligation to indemnify Indemnitee or disputes the amount of a Claim that is not a Third Party Claim, subject to paragraph 10.3(c)(ii) below, (A) Indemnitor and Indemnitee shall each consider the possibility of using, but shall not be required to use, an alternative dispute resolution mechanism and (B) Indemnitor and Indemnitee shall be free to pursue any and all rights they may otherwise have.

                              (ii) Remedial Claims. If the Loss relates to a
                    Claim that is not a Third Party Claim and involves a matter involving remedial action (other than remedial action governed by paragraph 10.6, which addresses certain remedial actions that may be taken prior to the time when the aggregate amount of all Basket Liabilities and Seller Contract Claims exceeds the Aggregate Basket Amount; provided, however, that remedial action which, based on Indemnitee's proposed plan of remediation, would cause the aggregate amount of all Basket Liabilities and Seller Contract Claims to exceed the Aggregate Basket Amount, shall be governed by this paragraph 10.3(c)), Indemnitee shall give notice to Indemnitor describing the remedial action that Indemnitee proposes to take to satisfy such Claim. Indemnitor may object in writing to Indemnitee's proposed remedial action within ten days of receipt of Indemnitor's notice, which objection shall be deemed waived if Indemnitor does not deliver to Indemnitee within twenty Business Days thereafter Indemnitor's proposed course of remedial action to satisfy the Claim. Indemnitee shall allow Indemnitor to undertake its proposed course of remedial action if and only if such proposed course of remedial action (i) provides for the satisfaction of the Claim in a manner consistent with Indemnitee's existing standards or operating procedures (as evidenced by Indemnitee's then current operations at the affected site and at comparable facilities) and (ii) will not be more disruptive of Indemnitee's operations at the affected site then the remedial action proposed by Indemnitee (clauses (i) and (ii) being the "Remedial Standard"). If Indemnitor fails to properly object to Indemnitee's proposed remedial action, or if in Indemnitee's reasonable judgment Indemnitor's proposed course of remedial action fails to comply with the Remedial Standard, Indemnitee shall have the right to undertake its proposed remedial action. In connection with any dispute concerning remedial action pursuant to this paragraph 10.3(c), Indemnitor and Indemnitee shall each consider using, but shall not be required to use, an alternative dispute resolution mechanism.

                    (d) Actions Required to Minimize Damages and Penalties. This paragraph 10.3 shall not be construed to reduce or lessen the obligation of Indemnitor under this Article 10 if prior to the expiration of the thirty (30) day notice period described above in subparagraph (b) or the ten (10) day notice period described above in subparagraph (c) the Indemnitee shall take action with respect to a Claim if such action is reasonably required to minimize damages or avoid a forfeiture or penalty imposed by law.



          10.4. Nature and Survival of Representations and Warranties and Certain Liabilities. (a) The representations, warranties, covenants, indemnities and agreements of the parties contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement shall survive the Closing, without limitation; provided, however, that (i) representations and warranties and claims for indemnification pursuant to paragraphs 10.1(a)(iii)(B) and 10.2(a)(ii)(B) shall survive for a period of two years from the Closing Date (unless a longer period is provided in clauses (ii) or (iii) immediately following); (ii) any representations or warranties relating to any claim for Taxes and related claims for indemnification pursuant to paragraph 10.1(a)(iii)(B) (except to the extent such Taxes and claims constitute Seller-Assumed Liabilities) shall survive until thirty (30) days after the expiration of the applicable statute of limitations (as the same may be extended) for the taxing authority to file claims or assessments against the taxpayer; and (iii) the representations and warranties set forth in paragraph
5.24 and related claims for indemnification shall survive the Closing without limitation.

          (b) The indemnification rights of Buyer with respect to Category 2 Liabilities shall survive for a period of five (5) years from the Closing Date, and the indemnification rights of Buyer with respect to Category 3 Liabilities shall survive for a period of ten (10) years from the Closing Date. The indemnification rights of (A) Buyer with respect to (i) Category 1 Liabilities,
(ii) Seller-Assumed Liabilities and (iii) claims for indemnification pursuant to paragraph 10.1(a)(iii)(A) above and (B) Seller with respect to (i) Company-Retained Liabilities and (ii) claims for indemnification pursuant to paragraph

10.2(a)(ii)(A) above shall survive the Closing without limitation.

          (c) Notwithstanding anything else in this Agreement to the contrary, if notice pursuant to paragraph 10.3 of this Agreement of a claim, breach of a representation or warranty or indemnification right shall have been given to the Indemnitor prior to the date on which such claim, representation or warranty or indemnification right would otherwise terminate pursuant to this paragraph 10.4, then such claim, representation or warranty or indemnification right shall survive the time at which it would otherwise terminate pursuant hereto with respect to the subject matter referred to in such notice.

          10.5. [INTENTIONALLY OMITTED].

          10.6. Remediation. (a) With respect to a matter that appears to Buyer at the time to be a Basket Environmental Matter, until the aggregate amount of all Basket Liabilities and Seller Contract Claims exceeds the Aggregate Basket Amount, Buyer agrees to notify Seller in advance of any particular environmental remediation activity conducted by Buyer on the Leased Real Property or Owned Real Property for which Buyer has received a third party cost estimate of total costs and expenses greater than $100,000, and to provide Seller with a written plan of remediation. Upon receipt of such written plan of remediation, Seller shall have twenty (20) Business Days to respond to Buyer (or such lesser time as shall be indicated in the notice in the event a remediation plan or remediation activities must be submitted or undertaken in less than twenty (20) Business Days in


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

accordance with the requirements of applicable law, regulation, rule or order).

          (b) If Seller approves the plan, or if Seller fails to give notice of disapproval of Buyer's plan (which notice shall include Seller's proposed remediation plan) within five (5) Business Days following receipt of a second notice from Buyer (which second notice may be sent no earlier than the fifteenth Business Day following receipt of the original notice, except where a remediation plan or remediation activities must be submitted or undertaken sooner in accordance with the requirements of applicable law, regulation, rule or order) Buyer may undertake the planned remediation activity and, notwithstanding anything else in this Agreement to the contrary, all costs and expenses of Buyer actually incurred as a result of such planned remediation activity, but (unless otherwise approved by Seller) only to the extent such costs and expenses do not exceed the maximum costs and expenses budgeted for such planned remediation activity by the greater of $20,000 or 10%, shall be valid and nondisputable Losses ("Nondisputable Loss Amounts"); provided, that where a remediation plan or remediation activities must be submitted or undertaken sooner in accordance with the requirements of applicable law, regulation, rule or order, affecting the notice periods set forth herein, Seller shall not be estopped from later disputing the validity and amounts of any Losses incurred as a result of such accelerated remediation activity.

          (c) If Seller disapproves of Buyer's proposed remediation plan, Buyer will consult with Seller in good faith to reach an agreement. If an agreement is reached between Buyer and Seller as to planned remediation activity, all costs and expenses of Buyer actually incurred as a result of such planned remediation activity shall be Nondisputable Loss Amounts. If Buyer and Seller cannot agree upon a plan of remediation within fifteen (15) Business Days of Seller's initial rejection of Buyer's plan (or such lesser time as shall be indicated in Buyer's notice in the event a remediation plan or remediation activities must be submitted or undertaken in less than fifteen (15) Business Days in accordance with the requirements of applicable law, regulation, rule or order), Buyer and Seller will jointly retain a nationally-recognized environmental consulting firm (the fees and expenses of which shall be shared equally between Buyer and Seller) which shall be charged with determining, in its professional judgment, the most cost-effective course of action that complies with the Remedial Standard. Buyer may undertake the prescribed remediation activity or its own plan of remediation and, notwithstanding anything else in this Agreement to the contrary, all costs and expenses of Buyer actually incurred as a result of such remediation shall be Nondisputable Loss Amounts up to, in either case, the sum of (i) the maximum amount estimated by the foregoing consulting firm for the remediation activity prescribed by such firm hereunder plus (ii) the greater of $20,000 or 10% of such estimated amount.

          (d) Notwithstanding anything in this paragraph 10.6 to the contrary, nothing shall preclude Buyer from taking any action at any time (i) in the event of an emergency or (ii) if, in its good faith honest judgment, Buyer determines that such action is necessary or appropriate in order to mitigate an Environmental Matter or to lessen the amount of any Loss or potential Loss in respect thereof. Further, failure of Buyer to comply with this paragraph 10.6 shall not limit Buyer's rights under this Agreement to indemnification or to charge amounts against the Aggregate Basket Amount, but, to the extent Buyer fails to comply with this paragraph 10.6, Seller shall have the right to challenge any expenditures made by Buyer under this paragraph 10.6.

          (e) Buyer and Seller acknowledge and agree that remediation of Environmental Matters often requires changes in a plan of remediation and that nothing in this paragraph 10.6 is intended to preclude honest good faith changes (whether in scope of work, cost or any other aspect thereof) to a plan proposed by Buyer or Seller or prescribed by the consulting firm. To the extent any such changes in a plan of remediation are made, Buyer and Seller agree to consult and cooperate with each other and with any consulting firm retained and (i) Buyer and Seller shall not be bound by any specific timeframe or notice provision hereof and (ii) the cost of all such honest good faith changes shall constitute Losses under this Article 10 and, where agreed to by Buyer and Seller or to the extent such costs do not exceed the maximum costs budgeted for such planned remediation activity (determined immediately prior to such changes) by the greater of $20,000 or 10%, shall be Nondisputable Loss Amounts.

          (f) Nothing in this paragraph 10.6 will preclude the parties from terminating, prior to completion, the remediation process under this paragraph
10.6 and any remediation process under paragraph 10.3 as to matters which initially appear to be Basket Environmental Matters but as a result of additional information are, in fact, Seller-Assumed Liabilities.

          (g) Neither initiation by Buyer or the Company of the remediation process under this paragraph 10.6, nor the participation in such process by Buyer, the Company or Seller will be deemed to be an admission on the part of any such party that a liability is a Basket Environmental Matter nor (except as provided further in this sentence) will it preclude any such party from taking any other position or making any other claim as to such matter inconsistent with the position taken in such process, it being the intent of the parties that the only effect of this paragraph 10.6 shall be that if it is ultimately concluded that such matter is a Basket Environmental Matter or Seller-Assumed Liability (as to a completed remediation under paragraph 10.6), then in such event, the qualification of such Losses incurred in such remediations as Nondisputable Loss Amounts will be determined under this paragraph 10.6 to preclude the parties from disputing the amounts of the Loss pertaining to the cost of such remediation.

          (h) The establishment of an amount as a Nondisputable Loss Amount pursuant to this paragraph 10.6 shall not create any implication that any costs and expenses for the same matter in excess of such Nondisputable Loss Amount are or are not Losses pursuant to this
Article 10.

          10.7. Failure to Notify, etc. Notwithstanding any provision of this
Article 10 to the contrary, in any case where Indemnitor or any person acting on behalf of Indemnitor, or Indemnitee or any person acting on behalf of Indemnitee, is required pursuant to this Article 10 to give any notice, statement or other communication, whether or not a time period is specified for the giving of any such notice, statement or other communication, the failure to properly provide any such notice, statement or other communication, whether on a timely basis or at all, shall not affect the liabilities or rights of the Indemnitor or Indemnitee pursuant to this Article 10, except to the extent that the party entitled to have been given such notice shall have been materially prejudiced as a result of the failure or delay in giving such notice.

          10.8. Fees. In any dispute between Buyer and Seller, the prevailing party in such dispute shall be entitled to recover reasonable attorney's fees.


                                   ARTICLE 11.

                                   TAX MATTERS


          11.1. Certain Tax Returns. (a) For purposes of this Agreement, including, without limitation, paragraph 3.9(c) above, to the extent permitted by law, the Company, Buyer and Seller shall elect to close the taxable year with respect to Income Taxes of the Company as of the end of the Closing Date. Where such a closing of the taxable year is not permitted, for taxable periods beginning before and ending after the Closing Date, the Income Taxes attributable to the taxable period beginning before and ending on the Closing Date shall be treated as relating to the period prior to the Closing Date based on a closing of the books and records of the Company as of the end of the Closing Date.

          (b) In the case of Tax Returns relating to Income Taxes which are Seller-Assumed Liabilities under paragraph 3.9(c) hereof and are for periods ending on or before the Closing Date, Seller shall be responsible for the preparation and filing of such Tax Returns and shall pay the Income Taxes due with respect to such Tax Returns; provided, however, that where such Tax Return is required by law to be executed and filed by the Company or Buyer, Seller shall furnish a draft of such Tax Return to Buyer at least ten (10) business days prior to the due date for such return, and at that time shall pay Buyer the Income Taxes due with respect to such Tax Return to the extent such Income Taxes constitute Seller-Assumed Liabilities. In cases where Tax Returns relate to periods after the Closing Date, Buyer or the Company shall prepare and file such Tax Returns. Seller shall pay over to Buyer the portion of the Income Taxes due with respect to such Tax Return to the extent such Income Taxes are Seller-Assumed Liabilities, and Buyer shall file and pay the Income Taxes due with respect to such Tax Returns.

          11.2. Carrybacks. If the Company carries back any loss or credit that it has realized for Tax purposes and such carryback results in a tax refund to Seller, then Seller shall pay to Buyer or the Company the amount of such tax refund, together with any interest received thereon, within ten (10) business days of receipt of such amounts. If it is later determined by the appropriate taxing authority that Seller is not entitled to any part or all of such refund, then Buyer or the Company will repay to the taxing authority the amount determined by the taxing authority to be owed to it with respect to such refund.

          11.3. Tax Refunds. Except for refunds described in paragraph 11.2 above, Seller shall be entitled to all refunds of Taxes ("Refunds") attributable to Income Taxes that are Seller-Assumed Liabilities. A party receiving a Refund to which another party is entitled pursuant to this Agreement shall pay the amount to which such other party is entitled (as adjusted pursuant to paragraph 11.5) within ten (10) business days after the receipt of the Refund.

          11.4. Characterization of Indemnification Payments. All amounts paid by Seller or Buyer under Article 10 shall be treated for all Tax purposes as adjustments to the Final Shares Purchase Price except to the extent such treatment is not permitted by the applicable Tax Law. In the event that such treatment is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify and consult with the other party concerning resolution of such dispute. If such dispute is resolved in a manner that results in a Loss to the indemnified party, then the party making the indemnification payment shall pay the amount of such Loss to the indemnified party, including, but not limited to, the amount determined under paragraph 11.5 below.

          11.5. Tax Effect. The amount of any Losses for which indemnification is provided under Article 10 to an Indemnitee shall be (i) increased to take account of any net Tax cost incurred by such Indemnitee arising from the receipt or accrual of indemnity payments hereunder (grossed up for any such increase) and (ii) reduced to take account of any Tax benefit realized by such Indemnitee as a result of the deductibility of such Losses (or payments with respect thereto). Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be (a) increased to reflect any such net Tax cost (including gross-up) or (b) reduced (or give rise to a repayment by the Indemnitee in lieu of such reduction) for any net Tax benefit only after such Indemnitee has "actually realized" such cost or benefit. For purposes of this Agreement, an Indemnitee shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnitee is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnitee would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such Losses. For purposes of this Agreement, an Indemnitee shall be deemed to have "actually realized" a net Tax benefit only as of the end of the taxable year in which such benefit arises and in determining the amount of such benefit, any subsequent Tax detriment that will be

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incurred because of the availability of the Tax benefit shall be taken into account.

          11.6. Control of Proceedings in Tax Related Matters. In the case of any audit, examination or other administrative or court proceeding ("Proceeding") with respect to Taxes for which Seller, on the one hand, or Buyer, on the other hand, are responsible pursuant to this Agreement, Buyer or Seller, as the case may be, shall promptly inform the other party in writing of such Proceeding. Seller shall have the right to control any such Proceedings, and to initiate any claim for refund, file any amended return or take any other action which it deems appropriate with respect to Taxes for taxable periods ending on or before the Closing Date, provided, however, that Seller shall consult with Buyer with respect to any such claims, filings, amended returns or Proceedings that may affect Buyer for the taxable periods ending after the Closing Date; provided, further, that Seller shall not file any such claims, amended returns or enter into any final settlement or closing agreement that may materially increase Taxes of Buyer without the consent of Buyer, which consent shall not to be unreasonably withheld. Buyer shall have the right to control any such Proceedings, and to initiate any claim for a refund, file any amended return or take any other action which it deems appropriate with respect to Taxes for taxable periods ending after the Closing Date, provided, however, that Buyer shall consult with Seller with respect to any Proceeding that may affect Seller for taxable periods beginning on or before the Closing Date; provided, further, that Buyer


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shall not enter into any final settlement or closing agreement that may materially increase Taxes of Seller without the consent of Seller, which consent shall not be unreasonably withheld.

          11.7. Transfer Taxes. Notwithstanding any other provision of this Agreement to the contrary, Buyer and Seller shall be equally liable for and shall each pay one-half of (a) all transfer (including real property transfer taxes, and documentary Taxes) and fees imposed with respect to instruments of conveyance in the transactions contemplated hereby and (b) all sales, use, gains (including state and local transfer gains taxes), excise and other transfer or similar Taxes incurred in connection with the transactions contemplated by this Agreement; provided, however, that Seller shall be solely liable for any such transfer taxes or fees imposed with respect to sales or distributions by Seller or the Company prior to the Closing. Buyer or Seller, as the case may be, shall execute and deliver to the other at the Closing any certificates or other documents as the other may reasonably request to perfect any exemption from any such transfer, documentary, sales, gains, excise or use Tax or otherwise comply with applicable reporting requirements with respect to such taxes.

          11.8. Consistency with Other Articles. To the extent inconsistent with matters covered elsewhere in this Agreement, this Article 11 shall govern issues related to Taxes.


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                                   ARTICLE 12.

                               GENERAL PROVISIONS


          12.1. Expenses. Buyer on one hand, and Seller on the other, shall pay their own expenses and costs incurred in connection with the negotiation and consummation of this Agreement and the transactions contemplated hereby; provided, that all filing fees paid in connection with applicable government pre-acquisition filings (including, without limitation, those under the Hart-Scott-Rodino Antitrust Improvements Act) shall be shared equally between Buyer and Seller.

          12.2. Brokerage. All negotiations relevant to this Agreement and the transactions contemplated hereby have been carried on by Seller directly with Buyer without the intervention of any other person, and there are no broker's or finder's fees for commissions payable to any person as a result of this Agreement or the transactions contemplated hereby. Seller agrees that it will defend, indemnify and hold Buyer harmless from and against any and all damages, liabilities and expenses, including reasonable attorneys' fees, which may be incurred by Buyer as a result of any claims asserted against Buyer by any broker or other person on the basis of any arrangement made or alleged to have been made by Seller or the Company. Buyer agrees that it will defend, indemnify and hold Seller harmless from any and all damages, losses, liabilities and expenses, including reasonable attorneys' fees, which may be incurred by Seller as a result of any claims asserted against Seller by any broker or other person


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on the basis of any arrangements or agreements made or alleged to have been made by Buyer.

          12.3. Notices. All notices, requests, demands, and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered in person, sent by overnight courier service (with all fees prepaid) or mailed by registered or certified mail, return receipt requested (with postage prepaid), as follows:

           Notices to Buyer:       President
                                   Martin Marietta Materials, Inc.
                                   2710 Wycliff Road
                                   Raleigh, North Carolina 27607

           with a copy to:         Vice President and General Counsel
                                   Martin Marietta Materials, Inc.
                                   2710 Wycliff Road
                                   Raleigh, North Carolina 27607

           Notices to Seller:      CSR America, Inc.
                                   Resurgens Plaza, Suite 2110
                                   945 E. Paces Ferry Road
                                   Atlanta, Georgia 30326-1125
                                   Attn:  Chief Executive Officer

           with a copy to:         Skadden, Arps, Slate, Meagher & Flom LLP
                                   919 Third Avenue
                                   New York, New York 10022
                                   Attn:  Jeffrey W. Tindell, Esq.

Any such notice, request, demand or other communication shall be deemed to given if delivered in person, on the date delivered or, if sent by overnight courier service or mailed by registered or certified mail, on the date sent or mailed as evidenced by the date of the bill of lading or postmark, as the case may be; and shall be deemed received if delivered in person, on the date of personal delivery; if sent by overnight courier service, on the first business day after the date sent, or if by registered or


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certified mail on the date of delivery or attempted delivery as indicated by the return receipt. Any such notice, request, demand or other communication shall be given to such other representative or at such other address as a party to this Agreement may furnish to the other parties in writing pursuant to this paragraph 12.3.

          12.4. Further Assurances. Each of Seller and Buyer will, from time to time after the Closing, at Buyer's or Seller's request, as the case may be, execute, acknowledge and deliver or will cause to be executed, acknowledged and delivered, all such additional documents and will take all such further action as may be reasonably required by Buyer or Seller, as the case may be, in order to consummate the transactions contemplated by this Agreement and to convey and confirm the benefits intended by this Agreement and will provide such information after the Closing as Buyer or Seller, as the case may be, may reasonably request.

          12.5. Consent to Jurisdiction. Each of the parties hereby irrevocably submits to the jurisdiction of the United States District Court for the Northern District of Georgia or the Georgia Superior Court in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such United States District Court or Georgia Superior Court. Each of the parties irrevocably waives any objection, including, without limitation, any objection to venue based on the ground of forum non conveniens,


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which it may now or hereafter have to the bringing of any such action or proceeding in respect of such jurisdictions.

          12.6. Waiver of Jury Trial. Each of the parties irrevocably waives any right to a jury trial with respect to any matter arising out of or in connection with this Agreement.

          12.7. Assignment; Successors In Interest.

                (a) Assignment. Except with the prior written consent of other party hereto (which shall not be unreasonably withheld), no transfer or assignment by either party of any of its rights under this Agreement shall be made to any person or entity.

                (b) Binding Nature. This Agreement shall be binding upon the parties to this Agreement and their respective successors and assigns (whether or not permitted) shall inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns (and to or for the benefit of no other person or entity, whether an employee or otherwise, whatsoever), and any reference to a party to this Agreement shall also be a reference to a successor or assign.

          12.8. Construction. This Agreement is intended to be performed in the State of Georgia and shall be construed and enforced in accordance with the laws of that State.

          12.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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          12.10. Definition of Knowledge. (a) The term "knowledge," as applied to Seller, shall mean the actual knowledge, after reasonable inquiry, of the following individuals:

           Geoff Harris
           John Walker
           Peter Trimble
           David Clarke
           Frank LaPlaca
           Ellen Spinks
           Paula Beuhrer
           Blair Stump
           Dan Judy
           James Sharn
           Gary Getz
           Jeff Stoll
           Michael Hunt
           Julie Strait
           Michael Zern

          Each plant manager, with respect to his or her plant, as to the matters set forth in paragraph 5.15

          (b) The term "knowledge," as applied to Buyer, shall mean the actual knowledge, after reasonable inquiry, of the following individuals:

           Steven Zelnak
           Janice Henry
           Bruce Deerson

          12.11. Definition of Company. All references in paragraphs 5.5 through
5.25 of this Agreement to the "Company" shall, unless the context manifestly requires otherwise, include D&H.

          12.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of


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the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in any acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

          12.13. Obligations of the Company. Whenever this Agreement requires the Company to take any action, such requirement shall be deemed to include an undertaking on the part of Seller (prior to Closing) and on the part of Buyer (after Closing) to cause the Company to take such action.

          12.14. Entire Agreement. This Agreement, which is deemed to include all exhibits, schedules and certificates delivered pursuant to the terms hereof, embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, whether expressed or implied (collectively, "Prior Inducements"), by any officer, employee or representative of any party hereto with respect thereto, including without limitation the Letter of Intent dated December 20, 1996 between Buyer and Seller. Buyer and Seller acknowledge and agree that in entering into this Agreement neither of them has relied upon any such Prior Inducements, and each agrees that


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it will not seek to initiate or maintain any suit, action, claim or defense based upon or arising out of any Prior Inducement.

          12.15. Amendment; Waiver. This Agreement may be amended, and any provision hereof waived, but only in a writing signed by the party against whom such amendment or waiver is sought to be enforced. The granting of any waiver with respect to any failure to comply with any provision of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with any provision of this Agreement. Buyer explicitly waives the right to seek damages against Seller for the items set forth on Schedule
12.15 to the extent, but only to the extent, set forth thereon.

          12.16. Headings. Headings and numbers have been set forth herein for convenience only and are not to affect the construction or be taken into consideration in interpreting this Agreement.


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          IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

                                         BUYER:

                                         MARTIN MARIETTA MATERIALS, INC.



                                         By: /s/ Stephen P. Zelnak, Jr.
                                             ------------------------------
                                         Name:   Stephen P. Zelnak, Jr.
                                         Title:  Chairman/CEO





                                         SELLER:

                                         CSR AMERICA, INC.



                                         By: /s/ Peter Trimble
                                             ------------------------------
                                         Name:   Peter Trimble
                                         Title:  Vice President